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                          ONE LOGAN SQUARE OFFICE LEASE


                                     Between


                            OLS OFFICE PARTNERS, L.P.
                        (a Delaware limited partnership)

                                   as Landlord



                                      -and-


                                   I-TRAX.COM
                            (a Delaware corporation)

                                    as Tenant

                        ================================

                              Dated: April 10, 2000

                                    Premises:

                           4,659 Rentable Square Feet
                             26th Floor - Suite 2615
                                One Logan Square
                             18th and Cherry Streets
                        Philadelphia, Pennsylvania 19103



================================================================================

                          ONE LOGAN SQUARE OFFICE LEASE


                                TABLE OF CONTENTS

         Paragraph                                                                                            Page
         ---------                                                                                            ----
1.       Demised Premises; Use....................................................................................1
         1.1.     Letting and Demised Premises; Use...............................................................1
         1.2.     Common Facilities...............................................................................1
         1.3.     Rentable Square Feet............................................................................1

2.       Term; Commencement.......................................................................................2
         2.1.     Duration........................................................................................2
         2.2.     Substantial Completion..........................................................................2
         2.3.     Confirmation....................................................................................2
         2.4.     Acceptance of Work..............................................................................2

3.       Minimum Rent; Increases in Minimum Rent; Security Deposit................................................3
         3.1.     Amount and Payment..............................................................................3
         3.2.     Partial Month...................................................................................3
         3.3.     Address For Payment.............................................................................3
         3.4.     Non-Waiver of Rights............................................................................3
         3.5.     Additional Sums Due; No Set-Off.................................................................4
         3.6.     Personal Property and Other Taxes...............................................................4
         3.7.     Security Deposit................................................................................4

4.       Increases in Taxes, Operating Costs......................................................................5
         4.1.     Definitions.....................................................................................5
         4.2.     Determination of Tenant's Share of Taxes.......................................................11
         4.3.     Determination of Tenant's Share of Operating Expenses..........................................12
         4.4.     Disputes.......................................................................................13
         4.5.     Right to Audit.................................................................................13
         4.6.     Survival.......................................................................................15

5.       Services................................................................................................15
         5.1      HVAC, Steam and Electricity....................................................................15
         5.2.     Water and Sewer................................................................................18
         5.3.     Elevator; Access...............................................................................19
         5.4.     Janitorial.....................................................................................19
         5.5.     Security.......................................................................................19
         5.6.     Repairs........................................................................................20
         5.7.     Directory......................................................................................20
         5.8.     Overhead Fee...................................................................................20
         5.9.     Limitation Regarding Services..................................................................20

6.       Care of Demised Premises................................................................................20
         6.1.     Insurance and Governmental Requirements........................................................21
         6.2.     Access.........................................................................................21
         6.3.     Condition......................................................................................21
         6.4.     Surrender......................................................................................22
         6.5.     Signs..........................................................................................22
         6.6.     Care; Insurance................................................................................22
         6.7.     System Changes.................................................................................22
         6.8.     Alterations; Additions.........................................................................23
         6.9.     Mechanics' Liens...............................................................................23
         6.10.    Vending Machines...............................................................................23
         6.11.    Rules and Regulations..........................................................................23
         6.12.    Environmental Compliance.......................................................................24

7.       Subletting and Assigning................................................................................26
         7.1.     General Restrictions...........................................................................26
         7.2.     Definitions....................................................................................26
         7.3.     Procedure for Approval of Transfer.............................................................27
         7.4.     Recapture......................................................................................28
         7.5.     Conditions.....................................................................................28
         7.6.     Special Conditions for Transfers to Affiliates of Tenant.......................................28
         7.7.     No Release.....................................................................................29

8.       Fire or Other Casualty..................................................................................29

9.       Regarding Insurance and Liability.......................................................................29
         9.1.     Damage in General..............................................................................29
         9.2.     Indemnity......................................................................................30
         9.3.     Tenant's Insurance.............................................................................30
         9.4.     Landlord's Insurance...........................................................................31
         9.5.     Waiver of Subrogation..........................................................................31
         9.6.     Limitation on Personal Liability...............................................................31
         9.7.     Successors in Interest to Landlord, Mortgagees.................................................32
         9.8.     Survival.......................................................................................32

10.      Eminent Domain..........................................................................................32

11.      Insolvency..............................................................................................33

12.      Default.................................................................................................33
         12.1.    Events of Default..............................................................................33
         12.2.    Accelerated Rent Component.....................................................................34
         12.3.    Re-entry.......................................................................................34
         12.4.    Continuing Liability...........................................................................34
         12.5.    Credit.........................................................................................35
         12.6.    Limited Duty Mitigate..........................................................................35
         12.7.    Confession of Judgment.........................................................................36
         12.8.    Bankruptcy.....................................................................................37
         12.9.    Waiver of Defects..............................................................................37
         12.10.   Non-Waiver by Landlord.........................................................................37
         12.11    Partial Payment................................................................................37
         12.12.   Overdue Payments...............................................................................37
         12.13.   Cumulative Remedies............................................................................37

13.      Subordination...........................................................................................38
         13.1.    General........................................................................................38
         13.2.    Rights of Mortgagee or Ground Lessor...........................................................38
         13.3.    Modifications..................................................................................38

14.      Notices.................................................................................................39
         14.1.    If to Landlord.................................................................................39
         14.2.    If to Tenant...................................................................................39

15.      Holding Over............................................................................................40

16.      Reservations in Favor of Landlord.......................................................................40

17.      Completion of Improvements; Delay in Possession.........................................................40
         17.1.    Landlord Improvements..........................................................................40
         17.2.    Intentionally Omitted..........................................................................40
         17.3.    Performance of Landlord and Tenant Improvements................................................40
         17.4.    Acceptance.....................................................................................40
         17.5.    Delay in Possession............................................................................41

18.      Communication and Computer Lines........................................................................41
         18.1.    Landlord Reservation...........................................................................42
         18.2.    Removal of Lines...............................................................................42
         18.3.    Communication Contractors......................................................................43

19.      Landlord's Reliance.....................................................................................44

20.      Prior Agreements; Amendments............................................................................44

21.      Captions................................................................................................44

22.      Landlord's Right to Cure................................................................................45

23.      Estoppel Statement......................................................................................45

24.      Relocation of Tenant....................................................................................45

25.      Broker..................................................................................................46

26.      Miscellaneous...........................................................................................46
         26.1.    Certain Interpretations........................................................................46
         26.2.    Partial Invalidity.............................................................................46
         26.3.    Governing Law..................................................................................46
         26.4.    Light and Air..................................................................................46
         26.5.    Recording......................................................................................46

27.      Quiet Enjoyment.........................................................................................46

28.      Confidentiality.........................................................................................47

                              SCHEDULE OF EXHIBITS

     Exhibit                   Title (Reference)
     -------                   -----------------

        A                      FLOOR PLAN OF THE DEMISED
                               PREMISES  (1.1)

        B                      LEGAL DESCRIPTION (1.1)

        C                      CONFIRMATION OF LEASE TERM (2.3)

        D                      JANITORIAL SERVICES (5.4)

        E                      RULES AND REGULATIONS (6.11)

        F                      RESPECTING IMPROVEMENTS TO THE
                               DEMISED PREMISES (2.2, 6.8, 17)
                               Annex:  Building Standard Construction Items

        G                      ESTOPPEL CERTIFICATE

                                ONE LOGAN SQUARE
                                  OFFICE LEASE


         THIS OFFICE LEASE (the "Lease") is made this 10th day of April, 2000, by and between OLS OFFICE PARTNERS, L.P., a Delaware limited partnership (hereinafter called "Landlord"), and I-TRAX.COM, a Delaware corporation (hereinafter called "Tenant").

         1.       Demised Premises; Use.

                  1.1. Letting and Demised Premises; Use. Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant, and Tenant rents from Landlord, the space (hereinafter referred to as the "Demised Premises" and more particularly delineated on the floor plan attached hereto as Exhibit "A" and made a part hereof) being, for purposes of the provisions hereof 4,659 rentable square feet located on the 26th floor of the office building (hereinafter referred to as the "Building") known as One Logan Square, or such other name as Landlord may from time to time designate, located at 18th and Cherry Streets, City and County of Philadelphia, Pennsylvania 19103, a legal description of which is shown on Exhibit "B" attached hereto, and such Demised Premises shall be used by Tenant only for general office purposes and associated incidental uses and for no other purpose without the prior written consent of Landlord.

                  1.2. Common Facilities. Tenant and its agents, employees and invitees, shall have the right to use, in common with all others granted such rights by Landlord, in a proper and lawful manner, the common sidewalks and outdoor areas on the land underlying the Building (the "Land"), the common entranceways, lobbies and elevators furnishing access to the Demised Premises, and (if the Demised Premises includes less than a full floor) the common lobbies, hallways and toilet rooms on the floor on which the Demised Premises is located. Such use shall be subject to the terms of this Lease and to such reasonable rules, regulations, limitations and requirements as Landlord may from time to time prescribe with respect thereto.

                  1.3. Rentable Square Feet. Tenant understands, acknowledges and agrees (i) that the amount of rentable square feet set forth in Paragraph
1.1 above and 4.1 (iii) and 4.1 (ix) below is calculated based on certain assumptions, and (ii) that such amount of rentable square feet is hereby accepted by Tenant for all purposes of this Lease, including, without limitation, for purposes of determining minimum rent, Tenant's Share of applicable items of Taxes and Operating Expenses, Tenant's construction allowance, if any, and other items which are based upon the computation of square footage.

         2.       Term; Commencement.

                  2.1. Duration. The term of this Lease shall commence (the "Commencement Date") on April 15, 2000; or, if Landlord is responsible as hereinafter provided for the completion of work in the Demised Premises and for the completion of Tenant's fit-out work and other leasehold improvements therein, then the Commencement Date shall be the earlier of the following: (i) the later of (x) April 15, 2000, or (y) the date of "Substantial Completion", as defined below, of the Demised Premises, or (ii) the date on which Tenant shall take possession of the Demised Premises or any part thereof, or (iii) the date on which Tenant could have taken possession of the Demised Premises had Tenant not delayed in its obligations to furnish Landlord plans and other drawings pursuant to the requirements of Exhibit "F" attached hereto or otherwise caused a delay in the Substantial Completion of the Demised Premises. Unless extended or sooner terminated as herein provided, the term shall continue until, and shall expire on June 29, 2005.

                  2.2. Substantial Completion. The term "Substantial Completion" shall mean that state of completion of the Demised Premises which will, except for any improvements or work to be performed by Tenant, allow Tenant to utilize the Demised Premises for their intended purposes (including the availability of required utility services) without material interference to the customary business activities of Tenant by reason of the completion of Landlord's work, all as more fully described in Paragraph 17 below and Exhibit "F" attached hereto. The Demised Premises shall be deemed substantially complete even though minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of the Demised Premises or the conduct of its business therein.

                  2.3. Confirmation. When the Commencement Date of the term of this Lease is established, Landlord and Tenant shall promptly execute and acknowledge a Confirmation of Lease Term, in the form set forth in Exhibit "C" hereto, containing the information set forth in Exhibit "C" and acknowledging the Commencement Date and expiration date of the term hereof.

                  2.4. Acceptance of Work. On the Commencement Date of the term of this Lease, it shall be presumed that all work theretofore performed by or on behalf of Landlord was satisfactorily performed in accordance with, and meeting the requirements of, this Lease. The foregoing presumption shall not apply, however, (i) to required work not actually completed by Landlord and identified and described in a written punch-list to be jointly prepared and initialed by Landlord and Tenant at or about the date on which Tenant shall occupy the Demised Premises; or (ii) to deficiencies or inadequacies in the work which Tenant brings to Landlord's attention in writing, with specificity, on or before the Commencement Date or within ten (10) business days thereafter (and all of the work so identified and described on the punch-list or as timely brought to Landlord's attention as aforesaid which is Landlord's responsibility shall be completed by Landlord with reasonable speed and diligence).

         3.       Minimum Rent; Increases in Minimum Rent; Security Deposit.

                  3.1. Amount and Payment. Minimum rent for the Demised Premises shall accrue during the term as follows:

------------------------------------------------------------------------------------------------------------------
        Lease Period              Annual Rent per              Annual Minimum           Monthly Minimum
                                Rentable Square Foot                Rent                     Rent
------------------------------------------------------------------------------------------------------------------
5/15/00 - 4/30/01              $26.50                           $123,463.50                $10,288.63

------------------------------------------------------------------------------------------------------------------
5/1/01 - 4/30/02               $27.00                           $125,793.00                $10,482.75

------------------------------------------------------------------------------------------------------------------
5/1/02 - 4/30/03               $27.50                           $128,122.56                $10,676.88

------------------------------------------------------------------------------------------------------------------
5/1/03 - 4/30/04               $28.00                           $130,452.00                $10,871.00

------------------------------------------------------------------------------------------------------------------
5/1/04 - 6/29/05               $28.50                           $132,781.56                $11,065.13

------------------------------------------------------------------------------------------------------------------

Minimum rent shall be payable during the term hereof, in advance, in the monthly installments as set forth above, the first installment to be payable upon the execution of this Lease and subsequent installments to be payable on the first day of each successive month of the term hereof following the first month of such term.

                  3.2. Partial Month. If the term of this Lease begins on a day other than the first day of a month, rent from such day until the first day of the following month shall be prorated (at the rate of one-thirtieth (1/30) of the fixed monthly rental for each day) and shall be payable, in arrears, on the first day of the first full calendar month of the term hereof (and, in such event, the installment of rent paid at execution hereof shall be applied to the rent due for the first full calendar month of the term hereof).

                  3.3. Address For Payment. All rent and other sums due to Landlord hereunder shall be payable to OLS Office Partners, L.P., c/o The Rubenstein Company, 4100 One Commerce Square, 2005 Market Street, Philadelphia, Pennsylvania 19103, or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant.

                  3.4. Non-Waiver of Rights. If Landlord, at any time or times, shall accept rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Landlord's rights hereunder.

                  3.5. Additional Sums Due; No Set-Off. All sums payable by Tenant under this Lease, whether or not stated to be rent, minimum rent or additional rent, shall be collectible by Landlord as rent, and upon default in payment thereof Landlord shall have the same rights and remedies as for failure to pay rent (without prejudice to any other right or remedy available therefor). All minimum rent, additional rent and other sums payable by Tenant under this Lease shall be paid, when due, without demand, offset, abatement, diminution or reduction. Additional rent shall include all sums which may become due by reason of Tenant's failure to comply with any of the terms, conditions and covenants of the Lease to be kept and observed by Tenant and any and all damages, costs and expenses (including without limitation thereto reasonable attorney fees) which Landlord may suffer or incur by reason of any default of Tenant.

                  3.6. Personal Property and Other Taxes. As additional rent and to the extent not included in Taxes, Tenant shall pay monthly or otherwise when due, whether collected by Landlord or collected directly by the governmental agency assessing the same, any taxes imposed or calculated on Tenant's rent or with respect to Tenant's use or occupancy of the Demised Premises or Tenant's business or right to do business in the Demised Premises, including, without limitation, a gross receipts tax or sales tax on rents or a business privilege tax or use or occupancy tax, whether such tax exists at the date of this Lease or is adopted hereafter during the term of this Lease or during any renewal or extension thereof; but nothing herein shall require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord. Without limiting the foregoing, Tenant will pay promptly when due and in any event not later than fifteen (15) days after receipt of a bill (whether such bill be submitted by Landlord, the City of Philadelphia or otherwise) all City of Philadelphia or Philadelphia School District Use and Occupancy Tax imposed upon the use and occupancy of the Demised Premises. In addition to the foregoing, Tenant shall be responsible to pay when due all taxes imposed upon all personal property of Tenant.

                  3.7. Security Deposit. As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant shall deliver to Landlord, together with Tenant's execution of this Lease, an irrevocable negotiable letter of credit (an "LC"), issued by and drawn on a bank, trust company or nationally recognized brokerage house reasonably approved by Landlord, in form and content reasonably acceptable to Landlord, for the benefit of Landlord, in the sum of Eighty Thousand and 00/100 Dollars ($80,000.00) (the "Security Deposit"). Such LC shall be for one (1) year and renewed by Tenant each year of the term of the Lease (or, to the extent Tenant is able to acquire an LC with a multiple year term and a reducing face amount, Tenant may satisfy its obligation hereunder with an LC having a multiple year term) (a renewed or subsequent multiple year LC is hereinafter defined as a "Substitute LC"). Provided that no Event of Default (or event which, with the passage of time, the giving of notice or both would constitute an Event of Default) exists, each Substitute LC offered in replacement of the prior year's LC shall have a reduced face amount of : (i) Forty Thousand Dollars ($40,000) on the earlier to occur of the following: (x) Tenant submits to Landlord proper documentation (in form and substance satisfactory to Landlord) that Tenant has raised an additional Ten Million Dollars ($10,000,000) in capital or (y) the first (1st) anniversary of the Commencement Date; and (ii) Twenty Thousand Dollars ($20,000) on the second (2nd) anniversary of the Commencement Date.

         Accordingly, during the entire term of the Lease there shall be an LC in place for the hereinabove agreed amounts and, thirty (30) days after the expiration of the term of the Lease or in the event of a holdover, the expiration of the holdover period, the Security Deposit and LC requirement shall expire. Except as set forth above with respect to the reduction in the face amount of the LC, each Substitute LC shall satisfy the requirements for the initial LC and shall be delivered to Landlord thirty (30) days before the expiration of the current LC. Tenant's failure to present the Substitute LC as required by and on or before the date required in the immediately preceding sentence shall constitute an Event of Default (as hereinafter defined) under this Lease and Landlord shall be entitled, without further notice, to present the existing LC for payment. In the event the LC is presented for payment, which is permissible only upon the occurrence of an Event of Default hereunder, Landlord shall hold the amount of money received upon presentment as security for this Lease in a separate escrow account which shall not constitute rent for any month (unless so applied by Landlord on account of Tenant's default). If the LC has been converted into a cash Security Deposit, Tenant shall, upon demand, restore any portion of the Security Deposit which may be applied by Landlord to the cure of any default by Tenant under this Lease. Notwithstanding the foregoing provisions of this paragraph, to the extent that Landlord has not applied any portion of the Security Deposit on account of a default under this Lease, the remaining Security Deposit (after Tenant has made all payments to Landlord pursuant to the provisions of this Lease) shall be returned (without interest) to Tenant promptly after the expiration of this Lease and the full performance of Tenant hereunder. Until returned to Tenant after the expiration of the Lease and the full performance of Tenant hereunder (including, without limitation, any payment due by Tenant as a result of a reconciliation of Tenant's additional rent obligations), the Security Deposit shall remain the property of Landlord. Furthermore, Tenant's failure to provide a Substitute LC from an Issuer satisfactory to Landlord within fifteen (15) business days after an Insolvency Event (as defined below) involving the Issuer of the then-current LC shall constitute an Event of Default and Landlord shall be entitled, without notice, to present the existing LC for payment. For purposes hereof, the term "Insolvency Event" shall mean: (i) the insolvency, under either the bankruptcy or equity definition, of an Issuer; or (ii) the commencement of any liquidation, dissolution or similar proceeding by or against an Issuer or the commencement of any case by or against an Issuer under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar laws, state or federal, or the determination by an Issuer to request relief under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar proceeding, state or federal, including, without limitation, the consent by Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequester or similar official for it or for any of its property or assets.

         4.       Increases in Taxes, Operating Costs.

                  4.1. Definitions. As used in this Paragraph 4, the following terms shall be defined as hereinafter set forth:

                           (i) "Taxes" shall mean all Federal, state, county,
local or municipal taxes, fees, assessments, or other impositions of whatever kind, general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building or the Land or with respect to the ownership of the Building or the Land or to any existing or future improvements thereto or thereon, all of the foregoing as allocable and attributable to each given calendar year which occurs during the term of this Lease (and any renewals and extensions thereof). Taxes shall include, without limitation, real estate taxes, any assessment imposed by any public or private entity by reason of the Building being located in a special services district or similar designation or any other tax based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profit taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Building). If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in addition to or in substitution, in whole or in part, for any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein. Taxes also shall include amounts paid to anyone engaged by Landlord to contest the amount or rate of taxes, provided that the amount so paid does not exceed the savings procured. Tenant acknowledges that the exclusive right to protest, contest or appeal Taxes shall be in Landlord's sole and absolute discretion and Tenant hereby waives any or all rights now or hereafter conferred upon it by law to independently contest or appeal any Taxes. In no event shall Taxes for any year be deemed to be less than the Base Taxes for purposes of calculating Tenant's Share of Taxes.

                           (ii) "Base Taxes" shall mean the Taxes (as defined
above) allocable and attributable to calendar year 2000. The Base Taxes shall be adjusted for the calendar year above stated to exclude extraordinary items of Taxes and costs incurred in such calendar year.

                           (iii) "Tenant's Tax Percentage" shall be 8,038\10,000
percent (0.8038%). This is equal to the ratio of the rentable area of the Demised Premises, as set forth above, to the total rentable area of office space plus the total rentable area of retail/commercial space in the Building (not including, however, basement or storage areas on non-office floors) which is 579,594 rentable square feet. Tenant acknowledges that the "rentable area of the Demised Premises" under the Lease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms and other public common and service areas. Except as provided expressly to the contrary herein, the "rentable area of the Building" shall include all rentable area of space leased or available for lease at the Building, which Landlord shall have the right to redetermine from time to time to reflect reconfigurations, additions or modifications to the Building.

                           (iv) "Tenant's Share of Taxes" shall mean with
respect to any calendar year, the product of (A) Tenant's Tax Percentage, multiplied by (B) the amount, if any, by which the total Taxes for such calendar year exceeds the Base Taxes.

                           (v) "Tenant's Estimated Share of Taxes" shall mean
with respect to any calendar year, the product of (A) Tenant's Tax Percentage, multiplied by (B) the amount, if any, by which Landlord's good faith estimate of Taxes for such calendar year exceed the Base Taxes.

                           (vi) (1) "Operating Expenses" shall mean Landlord's
actual out-of-pocket expenses, adjusted as set forth herein and as allocable and attributable to each given calendar year which occurs during the term of this Lease (and any renewals and extensions thereof), in respect of the security, operation, maintenance, cleaning, repair, replacement (of component parts) and management of the Building and Land (after deducting any reimbursement, discount, credit, reduction or other allowance received by Landlord) and shall include, without limitation: (A) wages and salaries (and taxes and insurance imposed upon employers with respect to such wages and salaries) and fringe benefits paid to persons employed by Landlord to render services in the normal ownership, security, operation, maintenance, cleaning, repair, replacement (of component parts) and management of the Building and any security personnel for the Building, excluding any overtime wages or salaries paid for providing extra services for any specific tenants; (B) costs of independent contractors hired for, and other costs in connection with the ownership, security, operation, maintenance, cleaning, repair, replacement (of component parts) and management of the Building and related facilities and amenities; (C) costs of materials, supplies and equipment used in connection with the ownership, security, operation, maintenance, cleaning, repair, replacement (of component parts) and management of the Building and related facilities and amenities; (D) costs of electricity, steam, water, sewer, fuel and other utilities used at the Building, together with the cost of providing the services specified in Paragraph 5 hereof, to the extent such utilities and/or services are not separately chargeable to an occupant of the Building; (E) cost of insurance for public and general liability insurance and insurance relating to the Building, including fire and extended coverage or "All-Risk" coverage, if available, and coverage for elevator, boiler, sprinkler leakage, water damage, and property damage, plate glass, personal property owned by Landlord, fixtures, and rent protection (all with such coverages and in such amounts as Landlord may elect or be required to carry), but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building because of extra risk which are reimbursed to Landlord by such other occupants; (F) costs of tools, supplies and services; (G) costs of "Essential Capital Improvements", as defined in and to the extent permitted pursuant to Paragraph 4.1(vi)(3) below; (H) costs of alterations and improvements to the Building or the Land made pursuant to any Governmental Requirements (as defined in Paragraph 4.1(vii) below) which are not capital in nature (except to the extent permitted by Paragraph 4.1(vi)(3) below), and which are not the obligation of Tenant or any other occupant of the Building; (I) legal and accounting fees and disbursements necessarily incurred in connection with the ownership, security, operation, maintenance, cleaning, repair, replacement (of component parts) and management of the Building and the Land, and the preparation, determination and certification of bills for Taxes and Operating Expenses pursuant to this and other leases at the Building; (J) sales, use or excise taxes on supplies and services and on any of the other items included in Operating Expenses; (K) costs of redecorating, repainting, maintaining, repairing and replacing the common areas of the Building (including seasonal decorations); (L) management fees payable to the managing agent for the Building (provided, however, that if management fees are paid to any affiliate of Landlord, then the amount thereof to be included in Operating Expenses shall not exceed such amount as is customarily being charged for similar services rendered by other owner/managers to comparable first-class Philadelphia office buildings of similar size) plus and in addition to such management fee the fair market rental value of the management office and any storage space utilized by Landlord; (M) the cost of telephone service, postage, office supplies, maintenance and repair of office equipment and similar costs related to the ownership, security, operation, maintenance, cleaning, repair, replacement (of component parts) and management of the Building's management and superintendent's offices; (N) the cost of licenses, permits and similar fees and charges related to operation, maintenance, repair and replacement (of component parts) of the Building, other than any of the foregoing relating to tenant improvements; and (O) without limiting any of the foregoing, any other expenses or charges which, in accordance with sound accounting and management principles generally accepted with respect to a first-class Philadelphia office building, would be construed as an operating expense, including, without limitation, any and all sums for landscaping, ground and sidewalk maintenance, sanitation control, extermination, cleaning, lighting, snow removal, fire protection, fire safety, policing, and security systems. The term "Operating Expenses" shall not include: (a) the cost of redecorating or special cleaning or similar services to individual tenant spaces, not provided on a regular basis to other tenants of the Building; (b) wages or salaries paid to executive personnel of Landlord not providing full-time service at the Building; (c) the cost of any new item (not replacement or upgrading of an existing item) which, by standard accounting principles, should be capitalized (except as provided above or in Paragraph 4.1(vi)(3) below); (d) any charge for depreciation or interest paid or incurred by Landlord; (e) leasing commissions, finders fees and all other leasing expenses incurred in procuring tenants in the Building; (f) Taxes; (g) any costs incurred in the ownership of the Building, as opposed to the operation and maintenance of the Building, including Landlord's income taxes, excess profit taxes, franchise taxes or similar taxes on Landlord's business; preparation of income tax returns; corporation, partnership or other business form organizational expenses; franchise taxes; filing fees; or other such expenses; or any costs incurred in cleaning up any environment hazard or condition in violation of any environmental law (except to the extent caused by Tenant); (h) legal fees for the negotiation or enforcement of leases; (i) expenses in connection with services or other benefits of a type which are not Building standard but which are provided to another tenant or occupant; (j) any items to the extent such items are required to be reimbursed to Landlord by Tenant (other than through Tenant's additional rent), or by other tenants or occupants of the Building or by third parties; (k) depreciation or amortization, except in the form of a "sinking fund" for periodic replacement of carpeting and for periodic repainting (both in common areas only); or interest paid on any mortgage, or ground rents paid under land leases, except for payment of any triple-net expenses required by such leases; (l) the cost of constructing tenant improvements or installations for any tenant in the Building, including any relocation costs; (m) brokerage commissions, origination fees, points, mortgage recording taxes, title charges and other costs or fees incurred in connection with any financing or refinancing of the Building; (n) attorneys' fees and disbursements, incurred in connection with the leasing of space in the Building (including without limitation the enforcement of any lease or the surrender, termination or modification of any lease of space in the Building); (o) advertising and promotional expenses, brochures with respect to the Building;
(p) cost of repairs or replacements occasioned by fire, windstorm or other casualty, the costs of which are covered by insurance or reimbursed by governmental authorities in eminent domain; (q) overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Property, to the extent that the costs of such services exceed market-based costs for such services rendered by unaffiliated persons or entities of similar skill, competence and experience; (r) penalties, fines, legal expenses, or late payment interest incurred by Landlord due to violation by Landlord, or Landlord's agents, contractors or employees, of either the payment terms and conditions of any lease or service contract covering space in the Building or Landlord's obligations as owner of the Building (such as late payment penalties and interest on real estate taxes, late payment of utility bills); (s) any compensation paid to clerks, attendants or other persons in any commercial concession operated by Landlord in the Building from which Landlord receives any form of income whatsoever, whether or not Landlord actually makes a profit from such concession; or (t) costs incurred in connection with correcting latent defects in the Building, or in repairing or replacing Building equipment, where such repair or replacement results from original defects in design, manufacture or installation rather than from ordinary wear and tear or use. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of performance by Landlord, Operating Expenses shall nevertheless be deemed to include the amount Landlord would reasonably have incurred if Landlord had in fact performed the work or service at its expense. The costs of electric consumption and water, sewer and other utility services provided to the Demised Premises (including, without limitation, for HVAC usage), to the extent not included as Operating Expenses of the Building, shall be paid for by Tenant separately in accordance with Paragraph 5 of this Lease.

                                (2) In determining Operating Expenses for any
year, if the Building was less than fully occupied at any time during such year, Operating Expenses shall be deemed for such year to be an amount equal to the like expenses which Landlord reasonably determines would normally be incurred had the Building been fully occupied throughout such year. In no event shall Operating Expenses for any year be deemed to be less than the Base Operating Expenses for purposes of calculating Tenant's Share of Operating Expenses.

                                (3) In the event Landlord shall make a capital
expenditure for an "Essential Capital Improvement", as hereinafter defined in this subsection (3), during any year, the annual amortization of such expenditure (determined by dividing the amount of the expenditure by the useful life of the improvement, but in no event longer than five years), plus any reasonable interest or financing charges thereon (or, if such improvements are funded from reserves, a reasonable sum imputed in lieu of such financing charges), shall be deemed an Operating Expense for each year of such period. As used herein, an "Essential Capital Improvement" means any of the following: (A) a labor saving device, energy saving device or other installation, improvement, upgrading or replacement which reduces Operating Expenses as referred to above, whether or not voluntary or a Governmental Requirement; or (B) an installation, improvement, alteration or removal of any improvements, including architectural or communication barriers, which are made to the Building by reason of any Governmental Requirement, whether or not such improvements are structural in nature and whether or not such Governmental Requirement either existed or was required of the Landlord on the date of execution of this Lease; or (C) an installation or improvement which directly enhances the safety of occupants in the Building generally, whether or not voluntary or a Governmental Requirement (as, for example, but without limitation, for general safety, fire safety or security).

                           (vii) "Governmental Requirements" shall mean all
requirements under any federal, state or local statutes, rules, regulations, ordinances, or other requirements of any duly constituted public authority having jurisdiction over the Building (including, without limitation, the Demised Premises) including, but not limited to, requirements under Title 14 of The Philadelphia Code (building and zoning codes); Title 5 of The Philadelphia Code (fire code); 42 U.S.C. Section 12101 et seq. (the "Americans with Disabilities Act of 1990"); and the provisions of, and regulations promulgated pursuant to, Pennsylvania Act 1988-166 governing accessibility by persons with physical disabilities.

                           (viii) "Base Operating Expenses" shall mean the
Operating Expenses (as defined above) allocable and attributable to calendar year 2000. The Base Operating Expenses shall be calculated as if the Building was fully occupied throughout such year in accordance with Paragraph 4.1(vi)(2) hereof, and such shall be adjusted for the calendar year above stated to reflect average and reasonable allowances for on-going repairs and maintenance and to exclude from the Base Operating Expenses extraordinary items of Operating Expenses incurred in such calendar year, including but not limited to items incurred pursuant to Paragraph 4.1(vi)(3) below.

                           (ix) "Tenant's Operating Expense Percentage"
shall be 8,173\10,000 percent (0.8173%). This is equal to the ratio of the rentable area of the Demised Premises, as set forth above, to the total rentable area of office space in the Building which is 570,037 rentable square feet and which Landlord shall have the right to redetermine from time to time to reflect reconfigurations, additions or modifications to the Building.

                           (x) "Tenant's Share of Operating Expenses" shall mean
with respect to any calendar year, the product of (A) Tenant's Operating Expense Percentage, multiplied by (B) the amount, if any, by which the Operating Expenses for such calendar year exceeds the Base Operating Expenses.

                           (xi) "Tenant's Estimated Share of Operating Expenses"
shall mean with respect to any calendar year, the product of (A) Tenant's Operating Expense Percentage, multiplied by (B) the amount, if any, by which Landlord's good faith estimate of Operating Expenses for such calendar year exceed the Base Operating Expenses.

                  4.2. Determination of Tenant's Share of Taxes.

                           (i) For and with respect to each calendar year which
occurs during the term of this Lease (and any renewals or extensions thereof) there shall accrue and Tenant shall pay, as additional rent, Tenant's Share of Taxes, appropriately prorated for any such partial calendar year occurring within the term.

                           (ii) Payment of Tenant's Share of Taxes.

                                    Taxes with respect to the Building are due
within the first few months of the beginning of each calendar year. Therefore, Landlord shall collect Tenant's Share of Taxes (in the manner set forth below) with respect to a particular calendar year, on a monthly basis, during the prior calendar year. During each calendar year throughout the term of this Lease, Landlord shall determine Tenant's Share of Estimated Taxes for the succeeding calendar year based on the last received bill from the appropriate governmental authority stating the amount of Taxes for the present calendar year (a "Tax Bill"). For purposes of determining Tenant's Estimated Share of Taxes, Landlord's good faith estimate of the Taxes for such succeeding calendar year shall be the same as the actual Taxes for the prior calendar year as reflected on such Tax Bill. As soon as reasonably practical after the receipt by Landlord of a Tax Bill, Landlord shall furnish to Tenant a statement setting forth the amount of Tenant's Estimated Share of Taxes in respect of the next succeeding calendar year. Thereafter, on the first day of each month commencing with the month next succeeding receipt by Tenant of Landlord's statement containing the Estimated Share of Taxes and continuing thereafter (up to and including the month in which Tenant shall commence to pay a different amount in respect of a revised Estimated Share of Taxes for the succeeding year, based upon receipt by Landlord of a new Tax Bill) Tenant shall pay to Landlord, on account of Tenant's Share of Taxes, an amount equal to one-twelfth (1/12th) of Tenant's Estimated Share of Taxes.

                                    In addition, after receipt by Landlord of a
Tax Bill with respect to a particular calendar year, Landlord shall provide Tenant with a statement ("Statement of Taxes") of the amount due to Landlord, or to be credited to Tenant, as a final adjustment in respect of Tenant's Share of Taxes for the period with respect to which the Taxes are then due (the "Final Tax Adjustment") and which have been paid by Tenant during the prior twelve month period. Such Statement of Taxes shall include: (A) the actual amount of Taxes for the calendar year as reflected on the Tax Bill; (B) the Base Taxes;
(C) the Tenant's Tax Percentage; (D) Tenant's Share of Taxes; (E) Tenant's Estimated Share of Taxes, as paid by Tenant during the immediately preceding twelve month period; and (F) the Final Tax Adjustment, as set forth above. Tenant shall pay Landlord, within thirty (30) days after receipt from Landlord of the Statement of Taxes, the amount due from Tenant on account of the Final Tax Adjustment. If the Final Tax Adjustment establishes that Tenant's Estimated Share of Taxes exceed Tenant's Share of Taxes, then Landlord shall credit Tenant with the amount thereof against the next payment of minimum rent due by Tenant hereunder, except that if the Final Tax Adjustment occurs after the expiration of this Lease and if an Event of Default has not occurred, Landlord shall refund Tenant the amount of such payment in respect of the Final Tax Adjustment within thirty (30) days after Landlord provides the Tax Statement for the final year of the Lease.

                                    Notwithstanding the foregoing, for the
period of time from the Commencement Date to the end of the initial calendar year occurring during the term of this Lease, Tenant shall pay each month an amount equal to the pro rata share of Tenant's Estimated Share of Taxes for such calendar year as if Tenant had been in occupancy for the full calendar year. For example, if the Commencement Date is June 1, 20XX, Tenant shall pay each month for the remaining six (6) months of 20XX, the full amount of Tenant's Estimated Share of Taxes as if Tenant was in occupancy for the full year of 20XX. Therefore, if Tenant's Estimated Share of Taxes for the entire 20XX calendar year would have been $120, then Tenant shall pay $20 per month for the remaining six (6) months of the 20XX calendar year. In addition, Tenant shall not be required to pay any amount in respect of Taxes for the last calendar year of the term of the Lease (except in connection with the reconciliation of actual Taxes for the immediately preceding year against estimated payments made for such year). The foregoing sentence respecting Tenant's Taxes for the final calendar year of the term of this Lease shall be deferred if Tenant exercises any renewal or extension options contained herein, or otherwise extends or renews the term by written agreement with Landlord, in which case, such provision shall apply to the final calendar year of the Lease as so extended by any such renewal or extension.

                           (iii) Final Determinations. For purposes of this
Paragraph 4.2, any assessment or Taxes upon which Tenant's Share of Taxes is based shall be deemed to be the amount initially assessed or billed, as the case may be, until such time as an abatement, refund, rebate or increase, if any (retroactive or otherwise), shall be finally determined to be due, and upon receipt of any final bill or rebate (or other crediting) of the amount of such final determination, Landlord shall promptly notify Tenant of the amount, if any, due to Tenant or Landlord, as the case may be, as a result of the adjustment, and appropriate payment to Landlord or Tenant, as the case may be, shall thereafter promptly be made. Landlord shall have no obligation to Tenant to contest, appeal or otherwise challenge any Taxes or assessment. In the event of any reduction in Taxes by reason of legal or other action taken by Landlord in contest thereof, there shall be added to and deemed a part of the Taxes in question the amount of Landlord's legal and other costs and expenses in obtaining such reduction (but not an amount in excess of the tax savings).

                  4.3. Determination of Tenant's Share of Operating Expenses.

                           (i) For and with respect to each calendar year during
the term of this Lease (and any renewals or extensions thereof) there shall accrue and be paid, as additional rent, Tenant's Share of Operating Expenses, appropriately prorated for any partial calendar year occurring within the term.

                           (ii) Payment of Tenant's Estimated Share of Operating
Expenses. Landlord shall furnish to Tenant, on or before December 31 of each calendar year during the term hereof, a statement for the next succeeding calendar year setting forth Tenant's Estimated Share of Operating Expenses. On the first day of the new calendar year, Tenant shall pay to Landlord, on account of Tenant's Share of Operating Expenses, an amount equal to one-twelfth (1/12) of Tenant's Estimated Share of Operating Expenses; and on the first day of each succeeding month, up to and including the time that Tenant shall receive a new statement of Tenant's Estimated Share of Operating Expenses, Tenant shall pay to Landlord, on account of Tenant's Estimated Share of Operating Expenses, an amount equal to one-twelfth (1/12) of the then applicable Tenant's Estimated Share of Operating Expenses.

                           (iii) Expense Statement. Landlord shall furnish to
Tenant, on or before April 30 of each calendar year during the term hereof, a statement (the "Expense Statement") prepared by Landlord or its agent or accountants setting forth for the previous calendar year: (A) the Operating Expenses as adjusted by paragraph 4.1 (vi) (2); (B) the Base Operating Expenses;
(C) Tenant's Percentage of Operating Expenses; (D) Tenant's Share of Operating Expenses; (E) Tenant's Estimated Share of Operating Expenses which has been paid, if any; and (E) a statement of the amount due to Landlord, or to be credited to Tenant, as a final adjustment in respect of Tenant's Share of Operating Expenses for the previous calendar year (the "Final Expense Adjustment"). The Final Expense Adjustment shall be calculated by subtracting Tenant's Estimated Share of Operating Expenses from the Tenant's Share of Operating Expenses. On the first day of the first calendar month following delivery of the Expense Statement to Tenant, Tenant shall pay to Landlord the Final Expense Adjustment calculated as set forth in the Expense Statement. If the Final Expense Adjustment establishes that Tenant's Estimated Share of Operating Expenses exceed Tenant's Share of Operating Expenses, then Landlord shall credit Tenant with the amount thereof against the next payment of minimum rent due by Tenant hereunder, except that with respect to the last year of the Lease, if an Event of Default has not occurred, Landlord shall refund Tenant the amount of such payment in respect of the Final Expense Adjustment within thirty
(30) days after Landlord provides the Expense Statement for such final year of the Lease. In no event, however, shall Tenant be entitled to receive a credit greater than the payments made by Tenant as payments of the Estimated Share of Operating Expenses for the calendar year to which the Final Expense Adjustment relates.

                  4.4. Disputes. The information set forth on all statements furnished to Tenant pursuant to this Paragraph 4, including each Statement of Taxes, Expense Statement, and all documents relating to Estimated Share of Operating Expenses, Final Expense Adjustment, Estimated Share of Taxes, Final Tax Adjustment, and all supportive documentation and calculations, shall be deemed approved by Tenant unless, within thirty (30) days after submission to Tenant, Tenant shall notify Landlord in writing that it disputes the correctness thereof, specifying in detail the basis for such assertion. Pending the resolution of any dispute, however, Tenant shall continue to make payments in accordance with the statement or information as furnished.

                  4.5. Right to Audit.

                           (i) The information set forth on all statements
furnished to Tenant pursuant to this Section 4, including each Expense Statement and each Statement of Taxes, and all documents relating to Tenant's Share of Taxes, Tenant's Share of Operating Expenses, and all supportive documentation and calculations, shall be deemed approved by Tenant unless, within ninety (90) days after submission to Tenant, Tenant shall notify Landlord in writing that Tenant has decided to exercise Tenant's right to audit and contest Landlord's Expense Statement or Statement of Taxes. Provided Tenant has continued to make timely payments in accordance with all statements furnished to Tenant pursuant to this Section 4, after such notice, and one (1) time per year only, Tenant shall have the right to audit and contest Landlord's Expense Statement or Statement of Taxes and to inspect those portions of Landlord's records with respect to Building Operating Expenses and Taxes in the office of Landlord where such records are kept, during normal business hours, upon ten (10) day's advance written notice to Landlord.

                           (ii) Promptly upon completion of any such audit by
Tenant's professionally qualified auditor ("Tenant's Consultant"), Tenant shall deliver a copy of the audit to Landlord. If Tenant shall allege that the audit reveals an overstatement in Landlord's determination of the amount of Operating Expenses or Taxes for the calendar year in question, Tenant also shall deliver a letter to Landlord setting forth Tenant's position ("Discrepancy Letter"). Pending the resolution of any dispute, Tenant shall continue to make payments in accordance with the information contained in the applicable statement provided to Tenant.

                           (iii) If Landlord does not agree with Tenant's
identification of a discrepancy, or if Landlord and Tenant cannot resolve the discrepancy in Landlord's determination of the amount of the increase in Operating Expenses or Taxes for the calendar year in question, then Tenant shall notify Landlord within sixty (60) days after the audit is completed (but not more than one hundred eighty (180) days after the statement was initially furnished to Tenant) that Tenant has elected to resolve the discrepancy by the dispute resolution procedure as hereinafter described. For purposes hereof, the "dispute resolution procedure" shall be as follows: within ten (10) days after Tenant has notified Landlord of its election to resolve the discrepancy by the dispute resolution procedure, Landlord shall select a certified public accountant or such other financial advisor as Landlord deems appropriate ("Landlord's Consultant") to review and evaluate the Discrepancy Letter. If Landlord's Consultant agrees with the Discrepancy Letter, then Tenant shall receive a refund which is to be taken by Tenant as a credit against the next payment of minimum rent and additional rent due until such credit is exhausted (or if the Lease expires prior to full reimbursement, Landlord shall reimburse Tenant promptly thereafter). If Landlord's Consultant disagrees with the Discrepancy Letter, then Landlord shall forward to Tenant a letter summarizing the disagreement (the "Response Letter"). Upon receipt of the Response Letter, Tenant shall have five (5) business days within which to either (A) accept the contents of Response Letter, in which case, the determination of Landlord's Consultant shall establish the deficiency, if any, or (B) not accept the contents of the Response Letter, and request that the dispute be determined by three (3) consultants, comprised of Tenant's Consultant, Landlord's Consultant, and a third consultant (the "Independent Consultant") chosen by Tenant's Consultant and Landlord's Consultant, who shall be a reputable certified public accountant appropriately licensed and qualified to practice, who is experienced in the valuation and management of commercial real estate in the area in which the Building is located, and who has no significant business relationship with either Landlord or Tenant. The panel of consultants shall set forth their determination within thirty (30) days after appointment of the Independent Consultant. If it is determined by the consultants named above that, with respect to Operating Expenses or Taxes, a discrepancy exists such that Operating Expenses or Taxes as stated on the applicable statement exceeds the determination of the panel by an excess of seven percent (7%), then Landlord shall bear the cost of the services of the panel of consultants, and if it is determined by the consultants named above that a discrepancy exists which is less than or equal to seven percent (7%), then Tenant shall bear the cost of the services of the panel of consultants. Furthermore, if it is determined that neither Operating Expenses nor Taxes, as stated on the applicable statement, exceeds the determination of the panel by more than two percent (2%), then Tenant shall, in addition to paying the cost of the consultants, pay all of Landlord's other costs incurred or paid in connection with or arising out of such audit. The determination and written report of the panel of consultants shall be final and binding upon Landlord and Tenant.

                           (iv) If (A) it is determined that there exists a
discrepancy, and (B) either (1) Landlord agrees that there exists a discrepancy, or (2) it is determined by the consultants named above that a discrepancy exists, then the applicable statement and any other relevant operating statements shall be adjusted, and (a) in a case in which Landlord agrees that there exists a discrepancy, or Operating Expenses or Taxes as stated on the applicable statement exceeds the determination of the panel, then Tenant shall receive a refund which is to be taken by Tenant as a credit against the next payment of minimum rent and additional rent due until such credit is exhausted (or if the Lease expires prior to full reimbursement, Landlord shall reimburse Tenant promptly thereafter); or (b) in a case in which the determination of the panel exceeds Operating Expenses or Taxes as stated on the applicable statement, then Tenant shall immediately (and no later than ten (10) days after the date the determination of the panel is received by Tenant) pay the deficiency to Landlord.

                  4.6. Survival. Notwithstanding anything herein contained to the contrary, Tenant understands and agrees that additional rent resulting from increases of Operating Expenses described in this Paragraph 4 are attributable to and owing for a specific twelve (12) month period, and are generally determined in arrears. Accordingly, Tenant agrees that, at any time following the expiration of the term of this Lease, or after default by Tenant with respect to this Lease, Landlord may bill Tenant for (a) the entire amount of accrued and uncollected additional rent attributable to increases in Operating Expenses under Paragraph 4, and (b) any unpaid charges for usage, services or other amounts with respect to any period during the term of this Lease, and the amount of such bill shall be due and payable to Landlord within ten (10) business days after rendering thereof.

         5. Services. Landlord shall provide the following services (the cost of which shall be included in Operating Expenses, except as provided below):

                  5.1. HVAC, Steam and Electricity.

                           (i) Standard Central HVAC Services. Landlord shall
provide heat, ventilation and air-conditioning ("HVAC") for Building Standard Consumption in the Demised Premises during Business Hours. "Building Standard Consumption" shall mean a temperature required, in Landlord's reasonable opinion, for comfortable office use of the Demised Premises when occupied by the density of people for which the building standard system was designed with occupants using Standard Office Equipment. "Standard Office Equipment" shall mean all office equipment normally found in an office facility but shall exclude, without limitation, "main frame" computer and communication systems, telephone switches and conference or training rooms (or other items, uses or requirements) which generate excess heat (due to energy consumption, configuration, concentration, location or otherwise), or which require Additional Electric Equipment, as hereinafter defined in Paragraph 5.1(vi) below, or additional air conditioning service or systems. "Business Hours" shall mean Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturday from 8:00 a.m. to 1:00 p.m., except Holidays. "Holidays" shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas, or any day set aside to celebrate such holidays, or any other day observed as a holiday by any union involved in providing HVAC services to the Building.

                           (ii) After-Hours Central HVAC Services. Tenant shall
pay the cost of supplying the Demised Premises with heat, ventilation and air conditioning during hours other than Business Hours at such rates as Landlord shall specify from time to time to cover all of Landlord's estimated costs and expenses in connection with supplying such service, including without limitation the costs of labor, maintenance, equipment, electricity and other utilities, and applicable sales or use taxes thereon, such amounts to be paid by Tenant within twenty (20) days after submission by Landlord of a statement to Tenant setting forth the amount due. An authorized representative (but in no event more than two per Tenant) of Tenant shall provide written notice to, and obtain a dated countersignature from, Landlord (or an on-site general or operations manager for the Building) by 12:00 noon on the day such after-hours use is desired, except if such use is desired for a weekend or Holiday, in which event Tenant shall notify Landlord and obtain such countersignature no later than 12:00 noon on the Friday or other non-Holiday day immediately preceding such weekend or Holiday.

                           (iii) Supplemental HVAC Equipment. If Tenant requires
air conditioning in addition to the Building Standard Consumption that is provided by Landlord as set forth above (e.g., due to above-standard densities of personnel or heat generating equipment, including, but not limited to, computer, communications, or telephone switching equipment, whether due to energy consumption, configuration, concentration, location or otherwise, or for conference or training facilities, or for other similar or dissimilar items, uses or requirements of Tenant), Tenant may, or upon Landlord's written request shall, arrange for the installation of a separate air conditioning unit, subject to Landlord's prior written approval and satisfaction of the other provisions regarding Tenant improvements or alterations set forth in this Lease. Tenant shall be responsible for the cost and installation of such unit for its intended purpose, and for the maintenance, repair, replacement, operation and utilities (including electricity, and, as applicable, gas, steam, water and sewer) of the same and for any additional sub-meter needed to account for the electricity and any other utilities utilized to operate such unit. If Landlord, in its sole discretion, permits Tenant to attach a separate air-conditioning unit to the cooling tower, Tenant shall pay for the condenser water made available to such unit from the cooling tower (whether or not actually used) in connection with any such supplemental air conditioning, at such rates as Landlord shall establish from time to time, such amounts to be paid by Tenant within twenty
(20) days after submission by Landlord of a statement to Tenant setting forth the amount due. The cost of supplying electricity for supplemental heat, ventilation and air conditioning equipment for the Demised Premises may be reflected in Tenant's electric bill as described in Paragraph 5.1(v) below.

                           (iv) HVAC System Inadequacy. Landlord shall not be
responsible for any failure or inadequacy of the Building's HVAC system if such failure or inadequacy results from the occupancy of the Demised Premises by persons in excess of the density anticipated or for which the system was designed, or if Tenant uses the Demised Premises in a manner for which it was not designed, or if Tenant installs or operates machines, appliances or equipment (whether due to energy consumption, configuration, concentration, location or otherwise), which exceed the maximum wattage per square foot contemplated by, or generate more heat than anticipated in, the design of the Building's HVAC system.

                           (v) Electricity. Landlord shall provide electricity
(subject to payments by Tenant as described below) for building-standard overhead fluorescent office lighting fixtures, and equipment and accessories customary for offices which are plugged into standard outlets, where: (a) such electricity does not exceed 4.0 watts per usable square foot of the Demised Premises, (b) the systems and equipment are suitable, and the safe and lawful capacity thereof is not exceeded, and (c) sufficient capacity remains at all times for other existing and future tenants, as determined in Landlord's reasonable discretion. Tenant shall pay for (i) all electricity consumed in the Demised Premises (including electricity for outlets, general lighting, any supplemental HVAC equipment as described in Paragraph 5.1(iii), any Additional Electric Equipment as described in Paragraph 5.1(vi), any special lighting equipment serving the Demised Premises), (ii) all electricity consumed by the perimeter fan coil unit(s) serving the Demised Premises, and (iii) Tenant's proportionate share of all electricity consumed in connection with the lighting of any common area corridors, the elevator lobby and restrooms, on the floor(s) of the Building on which the Demised Premises is located (as such proportionate share is determined by Landlord in the exercise of prudent management practices based upon the tenants on such floor(s)), as follows:

                                    (A) Tenant shall pay such rates as Landlord
may establish from time to time, which shall not be less than the average rate per KWH that Landlord pays, and which shall not be in excess of any applicable rates chargeable by Law, or in excess of the general service rate or other such rate that would apply to Tenant's consumption if charged by the utility or municipality serving the Building or general area in which the Building is located.

                                    (B) For areas of the Demised Premises now or
hereafter separately-metered, Tenant shall pay for amounts of electricity based on such meters, and any meter-reading charges incurred by Landlord, or which Landlord may reasonably establish from time to time. For areas of the Demised Premises not separately metered, Tenant shall pay for amounts of electricity based on the reasonable estimates of Landlord's engineer, or at Landlord's election, shall pay Landlord's cost for installing separate meters, and shall thereafter pay based on such meters. In the alternative, for areas of the Demised Premises not separately metered, but metered together with other space in the Building, Landlord may from time to time elect to allocate the electricity charges between the Demised Premises and such other space based on the ratio of the rentable area of the Demised Premises and the rentable area of such other space; provided, if such other space is not fully occupied during any billing period, Landlord may make an adjustment in the foregoing computation such that only the average rentable square footage of such other space actually occupied during such billing period is used.

                                    (C) All such charges shall be payable as
additional Rent within twenty (20) days after such billing. Landlord may reasonably estimate Tenant's electricity charges in advance, on a monthly, quarterly or other reasonable basis, and bill and reconcile such amounts periodically (with Landlord to provide any necessary credit or refund and Tenant to pay any additional amount due).

                           (vi) Additional Electrical Equipment. Tenant will not
install or use electrically-operated equipment in excess of the design capacity of the Demised Premises, and Tenant shall not install or operate in the Demised Premises any electrically-operated equipment or machinery other than that commonly used in a normal office operation without first obtaining the prior written consent of the Landlord. Landlord may condition any consent required under this Paragraph 5.1(vi) upon the installation of separate meters (and transformers or electrical panels, and wiring) for such equipment or machinery at Tenant's expense and the payment by Tenant of additional rent as compensation for the additional consumption of electricity occasioned by the operation of such additional equipment or machinery, at the rates and in the manner set forth in Paragraph 5.1(v) above.

                           (vii) Bulbs, Tubes and Ballasts. Landlord shall
replace, within a reasonable time after requested by Tenant, light bulbs, tubes and ballasts within the Demised Premises which are Building standard (the cost of which replacement items, plus the actual or estimated labor cost for such replacement, shall be paid by Tenant). At Landlord's option from time to time, such undertaking of Landlord may include bulbs, tubes or ballasts for non-Building standard lighting, high hats, or other specialty lighting of Tenant, but Landlord shall in all events retain the option to require that Tenant be solely responsible therefor.

                           (viii) Regulatory Compliance. The furnishing of the
foregoing HVAC and electricity services shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization which Landlord shall be required to comply with or which Landlord determines in good faith to comply with. Notwithstanding the foregoing to the contrary, however, Landlord reserves the right in Landlord's sole discretion to designate one (1) provider of electric and/or other utility services for the Building; Tenant shall have no right to contract separately for electric or other utility service, regardless of whether any laws or regulations, now existing or hereafter adopted, may otherwise contemplate the same.

                  5.2. Water and Sewer. Furnish the Building with water for drinking, lavatory, toilet and sanitary sewer purposes drawn through fixtures installed by Landlord. In the event that water is supplied to the Demised Premises, Landlord reserves the right by either estimates, submetering or other measurement to determine whether Tenant uses excess water or sewer and, in such case, the cost of usage of such excess services attributable to the Demised Premises shall be paid for by Tenant pursuant to a statement furnished by Landlord to Tenant setting forth the amount due as a result of such excess usage attributable to the Demised Premises, and the total amount set forth in such statement shall be due and payable by Tenant within twenty (20) days after submission thereto by Landlord of such statement.

                  5.3. Elevator; Access. Provide passenger elevator service to the Demised Premises during all working days (Saturday, Sunday and Holidays excepted) from 8:00 a.m. to 6:00 p.m., with one elevator in each elevator bank subject to call at all other times. Tenant and its employees and agents shall have access to the Demised Premises at all times, subject to compliance with such security measures as shall be in effect for the Building. Elevator services for freight shall be supplied in common with service to other tenants and for other Building requirements at reasonable times during Business Hours for routine deliveries in the ordinary course of Tenant's business. Unusual or unusually large deliveries requiring use of the freight elevators shall be scheduled in advance with Landlord so as not to interfere with the operations of the Building or other tenants. Freight elevator service outside of Business Hours shall be provided to Tenant upon reasonable written advance notice, at charges equal to Landlord's estimated cost for providing such service from time to time, which shall be payable by Tenant to Landlord not later than twenty (20) days after Landlord's bill therefor.

                  5.4. Janitorial. Provide janitorial service to the Demised Premises as specified on Exhibits "D" and "D-1" annexed hereto, subject to change so long as janitorial service is consistent with prevailing standards for comparable office buildings in the central business district of Philadelphia. Upon notice to Landlord, any and all additional or specialized janitorial or trash removal service desired by Tenant (i) shall be contracted for by Tenant directly with Landlord's janitorial agent and the cost and payment thereof shall be and remain the sole responsibility of Tenant, or (ii) at the option of Landlord, shall be contracted for by Landlord and paid for by Tenant to Landlord within twenty (20) days after the submission by Landlord of a statement to Tenant setting forth the amount due. If Landlord shall from time to time reasonably determine that the use of any cleaning service in the Demised Premises, including without limitation, removal of refuse and rubbish from the Demised Premises, is in an amount greater than usually attendant upon the use of such Demised Premises as offices, the reasonable cost of such additional cleaning services shall be paid by Tenant to Landlord as additional rent, on demand. Tenant shall comply with any reasonable recycling plans or programs established by Landlord from time to time.

                  5.5. Security. Tenant and Tenant's employees, as well as other tenants of the Building, currently have access to the Building outside of standard business hours by a security card monitoring system maintained in the main lobby of the Building. Landlord makes no representation that the present or any future system employed at the Building to monitor access to the Building outside of standard business hours will prevent unauthorized access to the Building or the Demised Premises, and Tenant acknowledges that any lobby attendants provided by Landlord are present as a convenience for the tenants of the Building, but cannot be responsible for preventing unauthorized or improper behavior or access to the Building or to the Demised Premises. Accordingly, Tenant agrees that Tenant shall be responsible for security of the Demised Premises and the security and safety of Tenant's employees, invitees, officers, directors, contractors, subcontractors and agents. In furtherance of the foregoing, Landlord assumes no liability or responsibility for Tenant's personal property whether such are located in the Demised Premises or elsewhere in the Building. Tenant further acknowledges that Landlord may (but shall have no obligation to) alter current security measures in the Building, and Tenant agrees that it shall cooperate fully, and shall cause its employees and invitees to cooperate fully, with any requests of Landlord in connection with the implementation of any new security procedures or other arrangements. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Governmental Requirements.

                  5.6. Repairs. Make (i) all structural repairs to the Building,
(ii) all repairs to exterior windows and glass and all repairs to the lobby and other common areas of the Building, and (iii) all repairs which may be needed to the mechanical, electrical and plumbing systems in the Demised Premises, excluding repairs to (or replacement of) any non-building standard fixtures or other improvements in the Demised Premises installed by Tenant or made by or at the request of Tenant and requiring unusual or special maintenance. In the event that any repair is required by reason of the negligence or abuse of Tenant or its agents, employees, invitees or of any other person using the Demised Premises with Tenant's consent, express or implied, Landlord may make such repair and add the cost thereof to the first installment of rent which will thereafter become due, unless Landlord shall have actually recovered such cost through insurance proceeds.

                  5.7. Directory. Landlord shall maintain a backlit directory (or other type of directory) of office tenants in the lobby area of the Building, on which shall be listed the name of Tenant. In the event Landlord permits Tenant to add more names to such directory (which Landlord may grant or deny in its sole discretion), Tenant shall pay the actual cost of lobby directory signage over an allowance of one (1) directory space per Tenant.

                  5.8. Overhead Fee. Notwithstanding anything to the contrary contained in this Paragraph 5, Landlord reserves the right to impose a reasonable administrative overhead charge whenever Landlord provides or arranges, at Tenant's request, for additional or above standard services.

                  5.9. Limitation Regarding Services. It is understood that Landlord does not warrant that any of the services referred to in this Paragraph 5 will be free from interruption from causes beyond the control of Landlord. Landlord reserves the right, without any liability to Tenant, and without being in breach of any covenant of this Lease, to interrupt or suspend service of any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the providing of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems advisable, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control, including without limitation, mechanical failure and governmental restrictions on the use of materials or the use of any of the Building systems. In each instance, however, Landlord shall exercise commercially reasonable diligence to eliminate the cause of interruption and to effect restoration of service, and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such interruption. Tenant shall not be entitled to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of the Tenant be affected or reduced by reason of the interruption, stoppage or suspension of any of the Building systems or services arising out of the causes set forth in this Paragraph.

         6. Care of Demised Premises. Tenant agrees, on behalf of itself, its employees and agents, that during the term of this Lease, Tenant shall comply with the covenants and conditions set forth in this Paragraph 6.

                  6.1. Insurance and Governmental Requirements. At all times during the term of this Lease and any extension or renewal hereof, Tenant, at its cost, shall comply with, and shall promptly correct any violations of, (i) all requirements of any insurance underwriters, or (ii) any Governmental Requirements relating to Tenant's use and occupancy of the Demised Premises. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, damages, claims of third parties, cost of correction, expenses (including attorney's fees and cost of suit or administrative proceedings) or fines arising out of or in connection with Tenant's failure to comply with Governmental Requirements. The provisions of this Paragraph 6.1 shall survive the expiration or termination of this Lease.

                  6.2. Access. Tenant shall give Landlord, its agents and employees, access to the Demised Premises at all reasonable times upon at least twenty-four (24) hours written or oral notice, unless Tenant agrees otherwise, and at any time in the case of an emergency, without charge or diminution of rent, to enable Landlord (i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (ii) upon reasonable notice, to show the Demised Premises to prospective mortgagees and purchasers and to prospective tenants. If representatives of Tenant shall not be present on the Demised Premises to permit entry upon the Demised Premises by Landlord or its agents or employees, at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter the Demised Premises by means of a master key (or, in the event of any emergency, forcibly) without any liability whatsoever to Tenant and without such entry constituting an eviction of Tenant or a termination of this Lease. Landlord shall not be liable by reason of any injury to or interference with Tenant or Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Demised Premises or the Building or to any appurtenance or any equipment therein.

                  6.3. Condition. Tenant shall keep the Demised Premises and all improvements, installations and systems therein in good order and condition and repair all damage to the Demised Premises and replace all interior glass broken by Tenant, its agents, employees or invitees, with glass of the same quality as that broken, except for glass broken by fire and extended coverage type risks, and Tenant shall commit no waste in the Demised Premises. If the Tenant refuses or neglects to make such repairs, or fails to diligently prosecute the same to completion, after written notice from Landlord of the need therefor, Landlord may make such repairs at the expense of Tenant and such expense shall be collectible as additional rent. Any such repairs and any labor performed or materials furnished in, on or about the Demised Premises shall be performed and furnished by Tenant in strict compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted authorities or governmental bodies having jurisdiction over the Building, and any reasonable regulations imposed by Landlord pertaining thereto. Without limitation of the foregoing, Landlord shall have the right to designate any and all contractors and suppliers to furnish materials and labor for such repairs.

                  6.4. Surrender. Upon the termination of this Lease in any manner whatsoever, Tenant shall remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof, damage from fire and other insured casualty and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and at Landlord's option, be conclusively deemed to have been conveyed by Tenant to Landlord as if by Bill of Sale without payment by Landlord. Landlord may dispose of and/or store such goods and effects not removed by Tenant, in Landlord's sole and absolute discretion, the cost thereof to be charged to Tenant. Landlord shall not be responsible for the value, preservation or safe keeping of any property which it handles, stores or removes pursuant to this subparagraph. Upon the termination of this Lease in any manner whatsoever, Tenant shall return to Landlord any and all keys and security access cards affecting the Demised Premises and issued to Tenant and Tenant shall provide Landlord with any combinations or safe keys with respect to any secured areas within the Demised Premises.

                  6.5. Signs. Tenant shall not place signs on or about any part of the Building, or on the outside of the Demised Premises or on the windows or walls of the Demised Premises, except that Tenant may place a sign on the exterior doors of the Demised Premises provided Landlord approves (which approval shall not be unreasonably withheld) the type, lettering and text of such sign.

                  6.6. Care; Insurance. Tenant shall not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium).

                  6.7. System Changes. Tenant shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacement or additions to the water, plumbing, heating, air conditioning or the electrical systems servicing the Demised Premises or any other portion of the Building; nor install any plumbing fixtures in the Demised Premises; nor use in excess of normal office use any of the utilities, the janitorial or trash removal services, or any other services or portions of the Building without the prior written consent of the Landlord and, in the event such consent is granted, the cost of any such installation, replacements, changes, additions or excessive use shall be paid for by Tenant, in advance in the case of any installations, replacements and additions, and promptly upon being billed therefor in the case of charges for excessive use.

                  6.8. Alterations; Additions. Tenant shall not make any alteration of or addition to the Demised Premises without the prior written approval of Landlord (except for work of a decorative nature). Such approval shall not be unreasonably withheld for nonstructural interior alteration, provided that (i) no Building systems, structure, or areas outside of the Demised Premises are affected by such proposed alteration, and (ii) reasonably detailed plans and specifications for construction of the work, including but not limited to any and all alterations having any impact on or affecting any electrical systems, plumbing, HVAC, sprinkler system and interior walls and partitions, are furnished to Landlord in advance of commencement of any work. All such alterations and additions, as well as all fixtures, equipment, improvements and appurtenances installed in and affixed to the Demised Premises on or after the inception of this Lease term (but excluding Tenant's trade fixtures and modular furniture systems) shall, upon installation, become and remain the property of Landlord. All such alterations and additions shall be maintained by Tenant in the same manner and order as Tenant is required to maintain the Demised Premises generally and, at Landlord's option, upon termination of the term hereof (and as long as Landlord has so notified Tenant at the time the approval for such alterations is given by Landlord), shall be removed at Tenant's cost without damage to the Demised Premises upon surrender. All alterations and additions by Tenant shall be performed in accordance with the plans and specifications therefor submitted to and approved by Landlord, in a good and workerlike manner and in conformity with all Governmental Requirements. In addition, all such alterations and additions shall be performed in strict compliance with the requirements governing work by Tenant's contractors as set forth in Exhibit "F" hereto.

                  6.9. Mechanics' Liens. Tenant, within ten (10) days after notice from Landlord, (i) shall discharge (by bonding or otherwise) any mechanics' lien for material or labor claimed to have been furnished to the Demised Premises on Tenant's behalf (except for work contracted for by Landlord), (ii) shall deliver to Landlord satisfactory evidence thereof, and
(iii) shall indemnify and hold harmless Landlord from any loss incurred in connection therewith.

                  6.10. Vending Machines. Tenant shall not install or authorize the installation of any coin-operated vending machines within the Demised Premises, except machines for the purpose of dispensing coffee, snack foods and similar items to the employees and business visitors of Tenant for consumption upon the Demised Premises, the installation and continued maintenance and repair of which shall be at the sole cost and expense of Tenant.

                  6.11. Rules and Regulations. Tenant shall observe the rules and regulations annexed hereto as Exhibit "E", as the same may from time to time be amended by Landlord for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building.

                  6.12. Environmental Compliance. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Waste" (as defined below) upon or about the Building, or permit Tenant's employees, agents, contractors, and other occupants of the Demised Premises (during the term of the Lease) to engage in such activities upon or about the Building or the Demised Premises. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Demised Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Demised Premises pursuant to the terms of this Lease), provided: (a) such substance shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Demised Premises, strictly in accordance with applicable Governmental Requirements and the manufacturers' instructions therefor, (b) such substances shall not be disposed of, released or discharged in the Building, and shall be transported to and from the Demised Premises in compliance with all applicable Governmental Requirements, and as Landlord shall reasonably require, (c) if any applicable Governmental Requirement or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Demised Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease.

                           (i) Tenant shall promptly notify Landlord of: (a) any
enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Waste on the Demised Premises or the migration thereof from or to the Building, (b) any demands or claims made or threatened by any party against Tenant or the Demised Premises relating to any loss or injury resulting from any Waste, (c) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Waste on or from the Demised Premises, and (d) any matters where Tenant is required by any Governmental Requirement to give a notice to any governmental or regulatory authority respecting any Waste on the Demised Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in any legal proceedings or actions affecting the Demised Premises initiated in connection with any environmental, health or safety Governmental Requirement. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Waste then used, stored, or maintained upon the Demised Premises and the use and approximate quantity of each such material. Tenant shall also furnish Landlord with a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor as well as any written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Governmental Requirement. The term "Waste" for purposes hereof shall mean any hazardous or radioactive material, polychlorinated biphenyls, friable asbestos or other hazardous or medical waste substances as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or by any other federal, state or local law, statute, rule, regulation or order (including any Governmental Requirements) concerning environmental matters, or any matter which would trigger any employee or community right-to-know requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a MSDS.

                           (ii) If any Waste is released, discharged or disposed
of by Tenant or any other occupant of the Demised Premises, or their employees, agents or contractors, in or about the Building in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Governmental Requirements clean up and remove the Waste from the Building and clean or replace any affected property at the Building (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Paragraph within five (5) days after written notice by Landlord, or such shorter time as may be required by any Governmental Requirement or in order to minimize any hazard to any person or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Governmental Requirement). If any Waste is released, discharged or disposed of on or about the Building and such release, discharge, or disposal is not caused by Tenant or other occupants of the Demised Premises (during the term of the Lease), or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Paragraph 8 to the extent that the Demised Premises or common areas serving the Demised Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Paragraph 8.

                           (iii) In connection with the foregoing, Landlord
represents to Tenant that, to Landlord's knowledge, the Building and the Demised Premises are in compliance with all applicable environmental laws existing, and as interpreted, as of the date of Landlord's execution of this Lease.

         7. Subletting and Assigning.

                  7.1. General Restrictions. Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises (either a sublease or an assignment hereinafter referred to as a "Transfer") without first obtaining Landlord's prior written consent thereto, which shall not be unreasonably withheld, conditioned or delayed. By way of example and without limitation, the parties agree it shall be reasonable for Landlord to withhold consent: (1) if the financial condition of the proposed transferee is not at least equal, in Landlord's reasonable determination, to the financial condition (as of the date of this Lease) of the Tenant named herein; (2) if the proposed use within the Demised Premises conflicts with the use provision set forth herein or is incompatible, inconsistent, or unacceptable with the character, use and image of the Building or the tenancy at the Building in Landlord's reasonable opinion, or conflicts with exclusive use rights granted to another tenant of the Building;
(3) if the business reputation and experience of the proposed transferee is not sufficient, in Landlord's reasonable opinion, for it to operate a business of the type and quality permitted under this Lease; (4) if the document creating the Transfer is not reasonably acceptable to Landlord; (5) the nature of the fixtures and improvements to be performed or installed are not consistent with general office use and the terms of this Lease; (6) if the proposed transferee is an existing tenant of Landlord (except if Landlord has no other available space) or is currently negotiating or has negotiated within the prior twelve
(12) months with Landlord for other space in the Building; (7) if the proposed user is a governmental or quasi-governmental agency; (8) if the proposed transferee will be using or if Landlord has reasonable cause to believe that it is likely to use Waste at the Demised Premises other than those types of Waste normally used in general office operations in compliance with applicable Governmental Requirements; (9) if Landlord has reasonable cause to believe that the proposed transferee's assets, business or inventory would be subject to seizure or forfeiture under any laws related to criminal or illegal activity; or
(10) if a proposed sublet involves more than twenty percent (20%) of the Demised Premises (or, if such proposed sublet would result in more than twenty percent (20%) of the Demised Premises, in the aggregate, being subject to one or more subleases). If Landlord consents to a Transfer, such consent, if given, will not release Tenant from its obligations hereunder and will not be deemed a consent to any further Transfer. Tenant shall furnish to Landlord, in connection with any request for such consent, reasonably detailed information as to the identity and business history of the proposed assignee or subtenant, as well as the proposed effective date of the Transfer and, prior to the execution thereof, a complete set of the final documentation governing such Transfer, all of which shall be satisfactory to Landlord in form and substance. If Landlord consents to any such Transfer, the effectiveness thereof shall nevertheless be conditioned on the following: (i) receipt by Landlord of a fully executed copy of the full documentation governing the Transfer, in the form and substance approved by Landlord, (ii) any sublessee shall acknowledge that its rights arise through and are limited by the Lease, and shall agree to comply with the Lease (with such exceptions as may be consented to by Landlord), and (iii) any assignee shall assume in writing all obligations of Tenant hereunder from and after the effective date of such Transfer. Tenant shall not advertise or otherwise disseminate any information regarding the Building or the Demised Premises (including, without limitation, rental rates or other terms upon which Tenant intends to Transfer) to potential assignees and/or subtenants without in each instance obtaining Landlord's prior written approval and consent to the specific form and content of any such advertisement, statement, offering or other information (including, without limitation, approval of rental rates and terms). Landlord's acceptance of any name for listing on the Building Directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any Transfer, or other occupancy of the Demised Premises. Tenant shall not mortgage or encumber this Lease.

                  7.2. Definitions. For purposes hereof, a Transfer shall include any direct or indirect transfer, in any single or related series of transactions, of (i) fifty percent (50%) or more of the voting stock of a corporate Tenant; (ii) fifty percent (50%) or more of the interests in profits of a partnership or limited liability company Tenant; or (iii) effective voting or managerial control of Tenant; provided, however, that the foregoing shall not apply to a tenant a majority of whose ownership interests are publicly-traded on a nationally-recognized exchange.

                  7.3. Procedure for Approval of Transfer. If Tenant wishes to request Landlord's consent to a Transfer, Tenant shall submit such request to Landlord, in writing, together with reasonably detailed financial information and information as to the identity and business information and business history of the proposed transferee, as well as the proposed effective date of the Transfer and the area or portion of the Demised Premises which Tenant wishes to Transfer (the "Transfer Space"). If Landlord fails to respond or request additional information from Tenant within thirty (30) days after receipt of Tenant's proper request for approval, Tenant shall submit an additional request to Landlord, setting forth the same information and further notifying Landlord on such request, on a covering letter in all capital letters and bold-face type, that Landlord's failure to respond or request additional information from Tenant within an additional ten (10) business days shall be deemed an approval (such notice is hereinafter referred to as an "Automatic Approval Notice"). If Landlord fails to respond or request additional information from Tenant within such additional ten (10) business days, such failure to so respond shall be deemed a consent to the Transfer. If Landlord requests additional information, Landlord shall respond within the later of (i) ten (10) business days after receipt of all requested information, or (ii) the expiration of the thirty (30) day period set forth above; and Landlord's failure to do so shall be deemed a consent to the Transfer so long as such additional information shall include (on a covering letter in all capital letters and in bold-face type) an Automatic Approval Notice. If Landlord consents to any such Transfer, such consent shall be given on Landlord's form of consent (which consent shall include, among other things, an acknowledgment by the transferee that its rights arise through and are limited by the Lease, that the transferee agrees to comply with the Lease (with such exceptions as may be consented to by Landlord), and a written acknowledgment by Tenant evidencing that Tenant is not released from its obligations under this Lease), which consent document shall be executed by Tenant and the transferee of Tenant. It shall nevertheless be a condition to the deemed effectiveness thereof that Landlord be furnished with a fully executed copy of the full documentation governing the Transfer, in the form and substance approved by Landlord, and that Tenant shall pay Landlord's expenses in connection with the proposed Transfer. It shall not be unreasonable for Landlord to object to Transfer document provisions which, inter alia, attempt to make Landlord a party to the Transfer document or impose any obligation on Landlord to the subtenant.

                  7.4. Recapture. Upon receipt of Tenant's request for consent to a proposed Transfer, Landlord may elect to recapture the Transfer Space. Landlord's election to recapture must be in writing and delivered to Tenant within thirty (30) days of Landlord's receipt of Tenant's request for permission to Transfer all or a portion of the Demised Premises. Landlord's recapture shall be effective (the "Effective Date") on a date selected by Landlord, which date shall be (i) on or before the date which is thirty (30) days after the proposed effective date of the Transfer, as specifically set forth in Tenant's written request to Landlord for consent to a proposed Transfer, or (ii) if Tenant's written request to Landlord for consent to a proposed Transfer does not contain a proposed effective date, then on or before the date which is thirty (30) days after Landlord's election to recapture the Transfer Space; and with respect to the Transfer Space, this Lease shall be terminated and Tenant shall be released under this Lease, subject to any continuing liabilities or obligations of Tenant which remain delinquent or uncured with respect to the period prior to the Effective Date.

                  7.5. Conditions. In the event Landlord consents to a Transfer of all or any portion of the Demised Premises, Landlord may condition its consent, inter alia, on agreement by Tenant and its assignee and/or sublessee, as the case may be, that fifty (50%) percent of any rental payable under such Transfer arrangement which exceeds the amount of rental payable hereunder be payable to Landlord (after deduction by Tenant for the reasonable and necessary costs associated with such Transfer amortized over the remaining term of the Lease) as consideration of the granting of such consent. Nothing herein shall, however, be deemed to be a consent by Landlord of any Transfer or a waiver of Landlord's right not to consent to any Transfer. Any purported Transfer not in accordance with the terms hereof shall at Landlord's option, to be exercised at any time after Landlord becomes aware of any such purported Transfer, be void, and may at Landlord's option be treated as an event of default hereunder.

                  7.6. Special Conditions for Transfers to Affiliates of Tenant. Notwithstanding anything to the contrary set forth above, Tenant shall be permitted without Landlord's prior written consent, and subject to the terms of this subparagraph 7.6, to Transfer all or a portion of the Demised Premises to an "Affiliate" of Tenant. For purposes of this subparagraph, Affiliate shall mean; (i) a corporation which owns fifty percent (50%) of the outstanding common stock of Tenant, or (ii) a corporation which has fifty percent (50%) of its common stock owned by Tenant, or (iii) a partnership which owns fifty percent (50%) of the common stock of Tenant, or (iv) a partnership which has fifty percent (50%) or more of its interest in partnership profits owned by Tenant, or
(v) an entity which is the surviving entity in a merger pursuant to state corporation or partnership law with the Tenant. The effectiveness of such Transfer to an Affiliate of Tenant shall nevertheless be conditioned on the following: (a) Landlord receiving a fully executed copy of the full documentation governing the Transfer, in the form and substance approved by Landlord, and (b) such sublessee shall acknowledge that its rights arise through and are limited by the Lease, and shall agree to comply with the Lease (with such exceptions as may be consented to by Landlord), and (c) a written acknowledgment by Tenant evidencing that Tenant is not released from its obligations under this Lease.

                  7.7. No Release. Notwithstanding any assignment of this Lease or subletting of all or part of the Demised Premises, whether or not Landlord's consent is required and/or obtained, the tenant specifically named in the introductory paragraph of this Lease shall remain fully liable under all of the terms and provisions of this Lease.

         8. Fire or Other Casualty. In case of damage to the Demised Premises or those portions of the Building providing access or essential services thereto, by fire or other casualty, Landlord shall, at its expense, cause the damage to be repaired to a condition as nearly as practicable to that existing prior to the damage, with reasonable speed and diligence, subject to delays which may arise by reason of adjustment of loss under insurance policies, Governmental Regulations, and for delays beyond the control of Landlord, including a "force majeure" (as defined below). Landlord shall not, however, be obligated to repair, restore, or rebuild any of Tenant's property or any alterations or additions made by Tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant, or Tenant's visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof except, to the extent and for the time that the Demised Premises are thereby rendered untenantable, the rent shall proportionately abate. In the event the damage shall involve the Building generally and shall be so extensive that Landlord shall decide, at its sole discretion, not to repair or rebuild the Building, or if the casualty shall not be of a type insured against under standard fire policies with extended type coverage, or if the holder of any mortgage, deed of trust or similar security interest covering the Building shall not permit the application of adequate insurance proceeds for repair or restoration, this Lease shall, at the sole option of Landlord, exercisable by written notice to Tenant given within sixty (60) days after Landlord is notified of the casualty and to the extent thereof, be terminated as of a date specified in such notice (which shall not be more than ninety [90] days thereafter), and the rent (taking into account any abatement as aforesaid) shall be adjusted to the termination date and Tenant shall thereupon promptly vacate the Demised Premises.

         9. Regarding Insurance and Liability.

                  9.1. Damage in General. Tenant agrees that Landlord and its Building manager and their respective partners, officers, employees and agents shall not be liable to Tenant, and Tenant hereby releases such parties, for any personal injury or damage to or loss of personal property in the Demised Premises from any cause whatsoever unless such damage, loss or injury is the result of the gross negligence or willful misconduct of Landlord, its Building manager, or their partners, officers, employees or agents, and Landlord and its Building manager and their partners, officers or employees shall not be liable to Tenant for any such damage or loss whether or not the result of their gross negligence or willful misconduct to the extent Tenant is compensated therefor by Tenant's insurance or would have been compensated therefor under commonly available commercial policies, and Landlord shall in no event be liable to Tenant for any consequential damages.

                  9.2. Indemnity.

                  (a) Tenant shall defend, indemnify and save harmless
Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents or employees by reason of any of the following which shall occur during the term of this Lease, or during any period of time prior to the Commencement Date hereof or after the expiration date hereof when Tenant may have been given access to or possession of all or any part of the Demised Premises:

                           (i) any work or act done in, on or about the Demised
Premises or any part thereof at the direction of Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees, except if such work or act is done or performed by Landlord or its agents or employees;

                           (ii) any negligence or other wrongful act or omission
on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees; and

                           (iii) any accident, injury or damage to any person or
property occurring in, on or about the Demised Premises or any part thereof, unless caused by the gross negligence or willful misconduct of Landlord, its employees or agents;

                  (b) Landlord shall defend, indemnify and save harmless Tenant and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Tenant and/or its agents or employees by reason of any of the following which shall occur during the term of this Lease:

                           (i) any negligence or other intentional wrongful act
on the part of Landlord or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees; and

                           (ii) any accident, injury or damage to any person or
property occurring in an area in the Building under the exclusive custody and control of Landlord, unless caused by the gross negligence or willful misconduct of Tenant, its employees or agents;

provided, however, that Landlord shall not be liable for and shall not indemnify and protect Tenant with respect to any losses associated with Tenant's lost business opportunities, lost profits, business losses or any consequential damages. The foregoing indemnity by Landlord shall only apply to liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, to the extent the same are not covered by the insurance Tenant is required to carry hereunder (and, if Tenant fails in any respect to secure and maintain the insurance required hereunder, only to the extent the same would not have been covered if Tenant had secured and maintained the insurance required hereunder).

                  9.3. Tenant's Insurance. At all times during the term hereof, Tenant shall maintain in full force and effect with respect to the Demised Premises and Tenant's use thereof, comprehensive public liability insurance, naming Landlord and Landlord's agent (and such other parties as Landlord may request) as additional insureds, covering injury to persons in amounts at least equal to $2,000,000.00 per occurrence and $2,000,000.00 general aggregate. Each such policy shall provide that it shall not be cancelable without at least thirty (30) days prior written notice to Landlord and to any mortgagee named in an endorsement thereto and shall be issued by an insurer and in a form satisfactory to Landlord. Tenant shall lodge with Landlord duplicate originals or certificates of such insurance, in a form acceptable to Landlord, at or prior to the commencement date of the term hereof, together with evidence of paid-up premiums, and shall lodge with Landlord renewals thereof at least fifteen (15) days prior to expiration. In addition to the foregoing, Tenant shall also be responsible, at Tenant's own cost, to keep and maintain (i) insurance in respect of and covering Tenant's own furniture, furnishings, equipment and other personal property, all insured for the replacement cost thereof, against all risks and hazards, including but not limited to sprinkler and leakage damage, and theft, and (ii) workers' compensation insurance at the appropriate statutory limits, with respect to and covering all employees of Tenant. Tenant shall also carry, at Tenant's own cost and expense, such other insurance, in amounts and for coverages and on such other terms as Landlord may from time to time deem commercially reasonable and appropriate. Tenant assumes all risk of loss of any or all of its personal property.

                  9.4. Landlord's Insurance. Throughout the term of this Lease, Landlord will insure the Building (excluding any property with respect to which Tenant is obligated to insure pursuant to Paragraph 9.3 above) with, what is referred to as, "All Risk" Insurance covering against damage by fire and standard extended coverage perils and public liability insurance, and shall carry rent insurance, and boiler and machinery insurance coverage; provided, however, that the foregoing insurances shall only be required hereunder to the extent such insurance is available at reasonable rates. All insurance coverage required by Landlord shall be in such reasonable amounts and with such reasonable deductibles as are required by any mortgagee or ground lessor (if any), or if none, as are determined by Landlord in its good-faith discretion, taking into consideration the insurance and deductibles as would be carried by a prudent owner of a similar building in the area of the Building. Landlord may, but shall not be obligated or required to, carry any excess or other forms of insurance relating to the Building as it or the mortgagee or ground lessor (if any) of Landlord may require or reasonably determine are available. All insurance carried by Landlord relating to the Building or common areas (including, without limitation, insurance in excess of that required hereunder) shall be included as an Operating Expense pursuant to Paragraph 4.1 of this Lease. Notwithstanding its inclusion as an Operating Expense or any contribution by Tenant to the cost of insurance premiums by Tenant as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Tenant further acknowledges that the exculpatory provisions of this Lease as set forth in Paragraph 9 and the provision regarding Tenant's insurance are designed to insure adequate coverage as to Tenant's property and business without regard to fault and to avoid Landlord's obtaining similar coverage for said loss for its negligence or that of its agents, servants or employees which could result in additional costs includable as part of Operating Expenses which are payable by Tenant. Landlord will not be required to carry insurance of any kind on Tenant's personal property, furniture or improvements of Tenant under this Lease and it shall be Tenant's responsibility (at Tenant's sole cost and expense) to repair any damage thereto, including such items as were purchased or constructed from the Construction Allowance. Landlord's insurance may be maintained through blanket policies of insurance with Landlord and Landlord's affiliates and through self-insurance programs of Landlord.

                  9.5. Waiver of Subrogation. Each party hereto hereby waives any and every claim which arises or which may arise in its favor and against the other party hereto during the term of this Lease or any extension or renewal thereof for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is recovered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waiver of claims. Each party shall cause its insurers to issue policies containing such provisions.

                  9.6. Limitation on Personal Liability. Anything in this Lease, either expressed or implied, to the contrary notwithstanding, Tenant acknowledges and agrees that each of the covenants, undertakings and agreements herein made on the part of Landlord, while in form purporting to be covenants, undertakings and agreements of Landlord, are, nevertheless, made and intended not as personal covenants, undertakings and agreements of Landlord, or for the purpose of binding Landlord personally or the assets of Landlord, except Landlord's interest in the Building; and that no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord, any partner of Landlord, any parent or subsidiary of Landlord, or any of their respective heirs, personal representatives, successors and assigns, or officers or employees on account of this Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained, all such personal liability and personal responsibility, if any, being expressly waived and released by Tenant.

                  9.7. Successors in Interest to Landlord, Mortgagees. The term "Landlord" as used in this Lease means the fee owner of the Building, or, if different, the party holding and exercising the right, as against all others (except space tenants of the Building) to possession of the entire Building. Landlord as above-named represents that it is the holder of such rights as of the date hereof. In the event of the voluntary or involuntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue and Tenant shall look solely to such successor-in-interest for the performance of the covenants and obligations of the Landlord hereunder which shall thereafter accrue. The liability of any such successor in interest to Landlord under or with respect to this Lease shall be strictly limited to and enforceable only out of its or their interest in the Building and Land, and shall not be enforceable out of any other assets. No mortgagee or ground lessor which shall succeed to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall: (i) be liable for any previous act or omission of a prior Landlord, (ii) be subject to any rental offsets or defenses against a prior Landlord, (iii) be bound by any amendment of this Lease made without its written consent, (iv) be bound by payment by Tenant of rent in advance in excess of one (1) month's rent, (v) be liable for any construction of the improvements to be made to the Demised Premises, or for any allowance or credit to Tenant for rent, construction costs or other expenses, or (vi) be liable for any security deposit not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord.

                  9.8. Survival. The provisions of this Paragraph 9 shall survive termination of this Lease.

         10. Eminent Domain. If the whole or a substantial part of the Building shall be taken or condemned for public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase; and all right of the Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, business dislocation damages or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority, this Lease shall, at the option of Landlord or (only in the case of condemnation or taking of the entire Building or such partial taking as results in the untenantability of the Demised Premises) at the option of Tenant, cease and terminate with rent adjusted to such date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

         11. Insolvency. Each of the following shall constitute an event of default by Tenant under this Lease, upon the occurrence of any such event of default Landlord shall have, without need of any notice, the rights and remedies enunciated in Paragraph 12 of this Lease for events of default hereunder: (i) the commencement of levy, execution or attachment proceedings against Tenant, any principal (which shall be defined as any individual or entity having a direct or indirect ownership interest in Tenant of more than 25%) thereof or any partner therein or any surety or guarantor thereof (hereinafter a "Surety") or any of the assets of Tenant, or the application for or appointment of a liquidator, receiver, custodian, sequester, conservator, trustee, or other similar judicial officer; or (ii) the insolvency, under either the bankruptcy or equity definition, of Tenant or any principal thereof or partner therein or any Surety; or (iii) the assignment for the benefit of creditors, or the admission in writing of an inability to pay debts generally as they become due, or the ordering of the winding-up or liquidation of the affairs of Tenant or any principal thereof or partner therein or any Surety; or (iv) the commencement of a case by or against Tenant or any principal thereof or partner therein or any Surety under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar laws, state or federal, or the determination by any of them to request relief under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar proceeding, state or federal, including, without limitation, the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequester or similar official for it or for any of its respective property or assets (unless, in the case of involuntary proceedings, the same shall be dismissed within thirty [30] days after institution).

         12. Default.

                  12.1. Events of Default. If Tenant shall fail to take possession of the Demised Premises within ten (10) days after the Commencement Date, or if Tenant fails to pay rent or any other sums payable to Landlord hereunder when due and such default shall continue for ten (10) days after it is due, or if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease within twenty (20) days (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure [but in any event within thirty (30) days]) after written notice thereof by Landlord; provided, however, that Landlord shall not be required to give any such notice more than once within any twelve (12) month period, and provided that the events hereinafter enumerated shall be deemed events of default under this Lease without any notice, grace or cure period: (a) if any of the events specified in Paragraph 11 occur, or (b) if Tenant fails to take actual bona-fide occupancy of the Demised Premises or manifests an intention not to take actual, bona-fide occupancy of the Demised Premises, or if Tenant is a retail tenant or if Tenant occupies space on the same floor as the main lobby of the Building or space facing onto the main lobby of the Building and Tenant vacates or abandons the Demised Premises during the term hereof or removes or manifests an intention to remove any of Tenant's goods or property therefrom other than in the ordinary and usual course of Tenant's business, or (c) if any corporate surety or guarantor of this Lease merges with another entity, or liquidates or dissolves or changes control or if any surety or guarantor of this Lease fails to comply with all of the provisions of its suretyship or guaranty agreement, then, and in any of such cases (notwithstanding any former breach of covenant or waiver thereof in a former instance)(each of the foregoing an "Event of Default"), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:

                           (i) upon three (3) days' notice to Tenant, declare to
be immediately due and payable, on account of the rent and other charges herein reserved for the balance of the term of this Lease (taken without regard to any early termination of such term on account of an Event of Default), a sum equal to the Accelerated Rent Component (as hereinafter defined), in which event Tenant shall remain liable to Landlord as hereinafter provided; and/or

                           (ii) whether or not Landlord has elected to recover
the Accelerated Rent Component, terminate this Lease on at least five (5) days' notice to Tenant and, on the date specified in such notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required in which event Tenant shall remain liable to Landlord as herein provided.

                  12.2. Accelerated Rent Component. For purposes hereof, the "Accelerated Rent Component" shall mean the aggregate of:

                           (i) all rent and other charges, payments, costs and
expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

                           (ii) the minimum rent reserved for the then entire
unexpired balance of the term of this Lease (taken without regard to any early termination of the term by virtue of an Event of Default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of such term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component; and

                           (iii) Landlord's good faith estimate of all charges,
payments, costs and expenses herein agreed to be paid by Tenant up to the end of such term which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of additional rent to accrue pursuant to the provisions of Paragraph 4 hereof shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve [12] months immediately preceding the Event of Default).

                  12.3. Re-entry. In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may, without further notice, enter upon and repossess the Demised Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such terms, conditions and provisions (which may include concessions or free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Demised Premises to be redecorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. At Landlord's option, such reletting shall or shall not be deemed a surrender and acceptance of the Demised Premises.

                  12.4. Continuing Liability. Tenant shall, with respect to all periods of time up to and including the expiration of the term of this Lease (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

                           (i) In the event of termination of this Lease on
account of an Event of Default, Tenant shall remain liable to Landlord for damages equal to the rent and other charges payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage and management commission, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting, and interest relating thereto) and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), such damages shall be payable to Landlord monthly upon presentation to Tenant of a bill for the amount due.

                           (ii) In the event and so long as this Lease shall not
have been terminated after an Event of Default, the rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord, and any amount due to Landlord shall be payable monthly upon presentation to Tenant of a bill for the amount due.

                  12.5. Credit. In the event Landlord, after an Event of Default, shall recover the Accelerated Rent Component from Tenant and it shall be determined at the expiration of the term of this Lease (taken without regard to early termination for an event of Default) that a credit is due Tenant because the net proceeds of reletting, as aforesaid, plus the amounts paid to Landlord by Tenant exceed the aggregate of rent and other charges accrued in favor of Landlord to the end of such term, Landlord shall retain such excess.

                  12.6. Limited Duty to Mitigate. After an Event of Default and a termination of the Lease by Landlord, Landlord shall exercise commercially reasonable efforts to mitigate its damages; provided, however, that Landlord shall in no event be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon a reletting, except to the extent of Landlord's obligations under law. Without limiting the foregoing general statement of Landlord's rights and obligations in such regard, Landlord shall have no obligation to relet all or any portion of the Demised Premises in preference or priority to any other space Landlord may have available for rent or lease elsewhere in the Building or otherwise and Landlord shall not be deemed to have failed to mitigate its damages if Landlord or Landlord's agents lease any other space in the Building (or any other building owned by Landlord or an affiliate of Landlord), before reletting the Demised Premises. Furthermore, Tenant recognizes that the value of the Building depends upon rental rates, terms of leases, and quality of tenants, and acknowledges that Landlord's rejection of a prospective replacement tenant (which, in Landlord's sole judgment, is financially unacceptable, is incompatible, inconsistent, or unacceptable with the character, use and/or image of the Building or the tenancy at the Building, or would otherwise fail to satisfy any of the minimum criteria for a prospective transferee as set forth in
Section 7.1 above) or of lease terms which are less favorable to Landlord than those contained herein, or of an offer to lease for a rental below Landlord's published rates for new leases of comparable space in the Building, shall not give rise to any claim that Landlord has failed to adequately mitigate Landlord's damages. In addition, in the event of any default hereunder by Landlord, Tenant shall, subject to the terms of this Lease, exercise commercially reasonable efforts to mitigate any damages incurred by Tenant as a result of such default.

                  12.7. Confession of Judgment. LANDLORD SHALL HAVE THE FOLLOWING RIGHTS TO CONFESS JUDGMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH TENANT, FOR POSSESSION OF THE DEMISED PREMISES UPON AN EVENT OF DEFAULT:

                           (i) WHEN THIS LEASE SHALL BE TERMINATED BY REASON OF
A DEFAULT BY TENANT, EITHER DURING THE ORIGINAL TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY TO APPEAR FOR TENANT IN ANY AND ALL SUITS OR ACTIONS WHICH MAY BE BROUGHT FOR POSSESSION AND/OR EJECTMENT; AND AS ATTORNEY FOR TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE DEMISED PREMISES, FOR WHICH THIS LEASE SHALL BE LANDLORD'S SUFFICIENT WARRANT. UPON SUCH CONFESSION OF JUDGMENT FOR POSSESSION, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER. IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE DEMISED PREMISES SHALL REMAIN IN OR BE RESTORED TO TENANT, THEN LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT OR CONTINUING DEFAULT OR DEFAULTS, OR AFTER EXPIRATION OF THE LEASE, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE DEMISED PREMISES.

                           (ii) In any action of ejectment, Landlord shall cause
to be filed in such action an affidavit made by Landlord or someone acting for Landlord setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence. If a true copy of this Lease shall be filed in such action (and the truth of the copy as asserted in the affidavit of Landlord shall be sufficient evidence of same), it shall not be necessary to file the original Lease as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

                           (iii) The right to enter judgment against Tenant and
to enforce all of the other provisions of this Lease herein provided for, at the option of any assignee of this Lease, may be exercised by any assignee of Landlord's right, title and interest in this Lease in Tenant's own name, notwithstanding the fact that any or all assignments of such right, title and interest may not be executed and/or witnessed in accordance with the Act of Assembly of May 28, 1715, 1 Sm. L. 94, and all supplements and amendments thereto that have been or may hereafter be passed. Tenant hereby expressly waives the requirements of such Act of Assembly and any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed.

                           (iv) Tenant acknowledges that it has been represented
by counsel in connection with the negotiation of this Lease, that it has read and discussed with such counsel the provisions herein relating to confession of judgment, and that it understands the nature and consequences of such provisions.

                  12.8. Bankruptcy. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain as damages incident to a termination of this Lease, in any bankruptcy, reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect when such damages are to be proved.

                  12.9. Waiver of Defects. Tenant hereby waives all errors and defects of a non-material procedural nature in any proceedings brought against it by Landlord under this Lease. Tenant further waives the right to trial by jury and any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951 (68 P.S.C.A. Section 250.101 et seq.), as the same may have been or may hereafter be amended, and agrees that the notices provided in this Lease shall be sufficient in any case where a longer period may be statutorily specified.

                  12.10. Non-Waiver by Landlord. The failure of Landlord to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment in the future of such performance or exercise, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

                  12.11. Partial Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Minimum Rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

                  12.12. Overdue Payments. If rent or any other sum due from Tenant to Landlord shall be overdue for more than ten (10) days, it shall from the original due date, until paid, bear interest at the higher of (i) five percent (5%) above the prime rate published in the Wall Street Journal, if available (and, if not available, then such comparable substitute rate as may be selected by Landlord), from time to time, and (ii) the rate of eighteen percent (18%) per annum (or, if lower, the highest legal rate).

                  12.13. Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

         13. Subordination.

                  13.1. General. This Lease is and shall be subject and subordinate to all ground or underlying leases of the Building and to all mortgages, deeds of trust and similar security documents which may now or hereafter be secured upon the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any lessor or mortgagee, but in confirmation of such subordination, Tenant shall execute, within ten (10) days after request, any certificate that Landlord may reasonably require acknowledging such subordination. Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case, this Lease shall continue in full force and effect at the option of the party holding the superior lien and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment. If Landlord shall so request, Tenant shall send to any mortgagee or ground lessor of the Building designated by Landlord, a copy of any notice or future notice given by Tenant to Landlord alleging (i) material breach by Landlord in its obligations under this Lease (ii) exercising an option to renew, expand or terminate the lease and (iii) any other material communications.

                  13.2. Rights of Mortgagee or Ground Lessor. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each such mortgage and ground lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) until a reasonable period for remedying such act or omission by the holder of each such mortgage and ground lease shall have elapsed following the giving of such notice (which reasonable period shall in no event be less than the period to which Landlord would be entitled, under this Lease or otherwise, after similar notice, to effect such remedy plus an additional period of time of thirty (30) days for a monetary default, or the number of days reasonably required for the holder of each such mortgage and ground lease to obtain possession of the Building and to cure such default (but in no event less than an additional 30 days period) for any other default).

                  13.3. Modifications. If, in connection with obtaining, continuing or renewing financing for which the Building, Land or the Demised Premises or any interest therein represents collateral in whole or in part, a banking, insurance or other lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold, delay, condition or defer its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder, change the business terms of this Lease or adversely affect to a material degree Tenant's leasehold interest hereby created.

         14. Notices. All notices and other communications hereunder, to be effective, must be in writing (whether or not a writing is expressly required hereby), and must be either (i) hand delivered, or (ii) sent by a recognized national overnight courier service, fees prepaid, or (iii) sent by United States registered or certified mail, return receipt requested, postage prepaid, or (iv) sent by facsimile transmission (with a confirmation copy immediately to follow by any of the methods of delivery set forth above); in all of the foregoing cases to the following respective addresses:

                  14.1. If to Landlord:

                        OLS Office Partners, L.P.
                        c/o The Rubenstein Company, L.P.
                        4100 One Commerce Square
                        2005 Market Street
                        Philadelphia, Pennsylvania 19103
                        Attention: David B. Rubenstein
                                   R. Bruce Balderson, Jr., Esq.
                        FAX:  (215) 563-4110

                  14.2. If to Tenant:

                        Prior to the Commencement Date:

                        I-Trax.com
                        c/o Eduneering Incorporated
                        One Summit Square, Suite 303
                        Route 413 and Doublewoods Road
                        Langhorne, PA 19047
                        Attention: Mr. Gary Reiss, COO
                        FAX: 267-757-0880

                        Following the Commencement Date:

                        I-Trax.com
                        One Logan Square - Suite 2615
                        18th and Cherry Streets
                        Philadelphia, Pennsylvania 19103
                        Attention: Mr. Gary Reiss, COO
                        FAX:  ________________________

or at such other address or to the attention of such other person as either party may hereafter give the other for such purpose. Notices will be deemed to have been given (a) when so delivered (by hand delivery, courier service or facsimile transmission as aforesaid), or (b) three days after being so mailed (by registered or certified mail as aforesaid).

         15. Holding Over. Should Tenant continue to occupy the Demised Premises after expiration of the Term of this Lease or any renewal or renewals thereof, or after a forfeiture or other termination thereof, such tenancy shall (without limitation on any of Landlord's rights or remedies therefor) be one at sufferance from month to month at a minimum monthly rent equal to twice the greater of (i) the sum of minimum rent and additional rent payable for the last month of the term of this Lease or, (ii) the fair market rental value at the time of such holdover, and, in addition to either of the foregoing, all other charges payable with respect to such last month of this Lease and all damages suffered or incurred by Landlord as a result of or arising from such holdover tenancy. Nothing contained herein shall grant Tenant the right to holdover after the term of this Lease has expired.

         16. Reservations in Favor of Landlord. (i) All walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance), except the inside surfaces thereof, (ii) any terraces or roofs adjacent to the Demised Premises, and (iii) any space in or adjacent to the Demised Premises used for shafts, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as reasonable access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

         17. Completion of Improvements; Delay in Possession.

                  17.1. Landlord Improvements. Landlord, at Landlord's own cost, shall furnish, install and otherwise provide and be responsible for all "Landlord Improvements" identified on Exhibit "F", and Landlord shall perform, observe and complete its obligations with respect to Landlord Improvements, all within the time periods therefor and all as more completely set forth herein and in Exhibit "F".

                  17.2. Intentionally Omitted.

                  17.3. Performance of Landlord and Tenant Improvements. The responsibility for costs, preparation of preliminary and final plans, working drawings and specifications, bidding process, contracting, payment arrangements, and all other undertakings with respect to the design and performance of Landlord Improvements and Tenant Improvements, and the timing and mechanics thereof and therefor, including Landlord's and Tenant's respective consent and approval rights related thereto, and also including matters relating to the consequences of delays and the meaning and definition of "Substantial Completion," are all as set forth herein and in Exhibit "F".

                  17.4. Acceptance. Tenant represents that the Building, Land, and the Demised Premises, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, and the present uses and non-uses thereof, have been examined by Tenant, and Tenant accepts them in the condition or state in which they now are, or any of them now is, without relying on any representation, covenant or warranty, express or implied, by Landlord, except as may be expressly contained herein with respect to Landlord Improvements to be constructed in the Demised Premises. Tenant's occupancy of the Demised Premises shall constitute acceptance of the Landlord Improvements, as set forth in this Paragraph, subject to paragraph 2.4 hereof. The provisions of this Paragraph shall survive the termination of this Lease.

                  17.5. Delay in Possession. If Landlord shall be unable to deliver possession of the Demised Premises to Tenant on the date specified for commencement of the term hereof (i) because a certificate of occupancy has not been procured, or (ii) because of the holding over or retention of possession of any tenant or occupant, or (iii) if repairs, improvements or decoration of the Demised Premises, or of the Building, are not completed, or (iv) because of the operation of a "force majeure" (which shall mean any delay in performance hereunder caused by any event beyond the control of Landlord including without limitation, labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain material or services or acts of God), or (v) for any reason identified in Exhibit "F" attached hereto, or for any other reason, then in any such case Landlord shall not be subject to any liability to Tenant. Under such circumstances, except as set forth in Exhibit "F" to this Lease relating to delays resulting from actions or omissions by Tenant, the rent reserved and covenanted to be paid herein and the term of this Lease shall not commence until possession of the Demised Premises is given or the Demised Premises are available for occupancy by Tenant, and no such failure to give possession shall in any other respect affect the validity of this Lease or any obligation of the Tenant hereunder (except as to the date of commencement of accrual of rent).

         18. Communication and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the "Lines") at the Building in or serving the Demised Premises, provided: (a) Tenant shall obtain Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed so long as the existing systems and infrastructure in the Building are adequate therefor and compatible therewith and which consent may be subject to such reasonable requirements or restrictions as Landlord may impose), use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Paragraph 6.7, (b) any such installation, maintenance, replacement, removal or use shall comply with all Governmental Requirements applicable thereto and good work practices including, but not limited to, the national electrical codes and all requirements of the National Fire Protection Agency and shall not interfere with the use of any then existing Lines at the Building, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Building, as determined in Landlord's reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Demised Premises, (f) Tenant's rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith, and Landlord reserves the right to require that Tenant remove any Lines located in or serving the Demised Premises which are installed in violation of these provisions, or which are at any time in violation of any Governmental Requirements or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice.

                  18.1. Landlord Reservation. Landlord may (but shall not have the obligation to): (i) install new Lines at the Building (ii) create additional space for Lines at the Building, and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by Governmental Requirements or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) over the useful life of such item (but in no event longer than five years).

                  18.2. Removal of Lines. Notwithstanding anything to the contrary contained in Paragraph 6.4, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Demised Premises upon termination of this Lease, provided Landlord notifies Tenant prior to or within thirty (30) days following such termination. Any Lines not required to be removed pursuant to this Paragraph shall, at Landlord's option, become the Property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Paragraph, Landlord may, after twenty (20) days written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Governmental Requirements). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

                  18.3. Communication Contractors. Landlord has informed Tenant that certain office and communication services may be offered to tenants of the Building by an entity which may or may not be related to or under contract with Landlord ("Supplier"). Tenant shall be permitted to contract with Supplier for the provision of any or all of such services on such terms and conditions as Tenant and Supplier may agree. Tenant shall also be permitted to obtain office and communication services from any other reputable person or entity in the business of providing the same (hereinafter referred to as "Separate Supplier"), provided that Landlord shall not be required thereby to make any alterations in or to any part of the Building or the use of any facilities or equipment of the Building, and provided further that no such services provided by a Separate Supplier, or any equipment or facilities used or to be used in connection therewith, shall be incompatible in any respect with, or shall interfere with or otherwise impair or adversely affect the operation, reliability or quality of any Building systems or any services, equipment or facilities used or operated by Supplier or any tenant in the Building. Tenant acknowledges and agrees that:
(a) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, whether provided by Supplier or any Separate Supplier, or the quality, reliability or suitability thereof; (b) neither Supplier nor any Separate Supplier is acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Supplier or any Separate Supplier or their agents, employees, representatives, officers or contractors; (c) if Tenant so contracts for such services with Supplier or Separate Supplier, Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment, or facilities; and (d) any contract or other agreement between Tenant and Supplier or any Separate Supplier shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Supplier or any Separate Supplier with respect to any such contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of is obligations hereunder, entitle Tenant to any abatement of rent or any other payment required to be made by Tenant hereunder or constitute any actual or constructive eviction of Tenant or otherwise give rise to any other claim of any nature against Landlord. If Tenant does not contract for such office and communication services with a Supplier or Separate Supplier, this subparagraph shall be deemed of no force or effect under this Lease.

         19. Landlord's Reliance. Landlord has executed the Lease in reliance upon certain financial information which has been submitted by Tenant to Landlord prior to the execution of the Lease (the "Financial Information"). From time to time, upon twenty (20) days written request by Landlord, Tenant will submit to Landlord current financial information, in detail reasonably satisfactory to Landlord, in order for Landlord to determine properly Tenant's then financial condition. As a material inducement to Landlord to enter into this Lease, Tenant (and each party executing this Lease on behalf of Tenant individually) represents and warrants to Landlord that: (i) the Financial Information is complete, true and correct and a presents a fair representation of Tenant's financial condition at the time of signing of this Lease; (ii) Tenant and the party executing on behalf of Tenant are fully and properly authorized to execute and enter into this Lease on behalf of Tenant and to deliver the same to Landlord; (iii) the execution, delivery and full performance of this Lease by Tenant do not and shall not constitute a violation of any contract, agreement, undertaking, judgement, law, decree, governmental or court order or other restriction of any kind to which Tenant is a party or by which Tenant may be bound; (iv) Tenant has executed this Lease free from fraud, undue influence, duress, coercion or other defenses to the execution of this Lease;
(v) this Lease constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms; (vi) each individual executing this Lease on behalf of Tenant is legally competent, has attained the age of majority and has full capacity to enter into this Lease; and (vii) if Tenant is a corporation, a partnership or a limited liability company: (a) Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and has full power and authority to enter into this Lease, to perform its obligations under this Lease in accordance with its terms, and to transact business in Pennsylvania; (b) the execution of this Lease by the individual or individuals executing it on behalf of Tenant, and the performance by Tenant of its obligations under this Lease, have been duly authorized and approved by all necessary corporate, partnership or limited liability company action, as the case may be; and (c) the execution, delivery and performance of this Lease by Tenant is not in conflict with Tenant's bylaws or articles of incorporation, agreement of partnership, limited liability company operating agreement or certificate of formation or other organization documents or charters, agreements, rules or regulations governing Tenant's business as any of the foregoing may have been supplemented, modified, amended, or altered in any manner.

         20. Prior Agreements; Amendments. This Lease constitutes the entire agreement between the parties relating to the subject matter contained herein. Neither party hereto has made any representations or promises except as contained herein or in some further writing signed by the party making such representation or promise, which, by its express terms, is intended to supplement the terms hereof. Without limiting the foregoing, this Lease supersedes all prior negotiations, agreements, informational brochures, letters, promotional information, proposals, and other statements and materials made or furnished by Landlord or its agents. No agreement hereinafter made shall be effective to change, modify, discharge, waive obligations under, or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge, waiver or abandonment is sought. Notwithstanding the foregoing, no warranty, representation, covenant, writing, document, instrument, amendment, modification, agreement or like instrument shall be binding upon or enforceable against Landlord unless executed by Landlord.

         21. Captions. The captions of the paragraphs and subparagraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

         22. Landlord's Right to Cure. Landlord may (but shall not be obligated to), on five (5) days' notice to Tenant (except that no notice or opportunity to cure need be given in case of emergency or on account of a default by Tenant which adversely affects the operation of the Building or the use and enjoyment thereof by any other tenant(s) of the Building), cure on behalf of Tenant any Event of Default hereunder by Tenant, which has not been cured within any applicable cure period provided under Paragraph 12.1 hereof, and the cost of such cure (including any attorney's fees incurred) shall be deemed additional rent payable upon demand.

         23. Estoppel Statement. Tenant shall from time to time, within ten (10) days after request by Landlord, execute, acknowledge and deliver to Landlord, or to any third party designated by Landlord, a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments of modification), confirming the rents and other charges under this Lease and the dates to which rent and other charges have been paid, and certifying whether or not, to the best of Tenant's knowledge, Landlord is in default hereunder or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified) and such other reasonable information as Landlord shall require, in the form set forth in Exhibit "G" hereto or such similar form as may be required by any subsequent mortgagee or third party. To the extent such estoppel statement is not received from Tenant in a timely manner in accordance with this Paragraph, Landlord shall be entitled to furnish to any third party to whom such estoppel statement would have been delivered Landlord's good faith statement to the effect requested from Tenant, and Tenant shall be bound by, and deemed to have delivered, such Landlord's estoppel statement with respect to this Lease. Any such estoppel statement may be relied upon by Landlord, any mortgagees, auditors, insurance carriers and prospective purchasers.

         24. Relocation of Tenant. Landlord, at its sole expense, upon not less than sixty (60) days prior written notice to Tenant (the "Relocation Notice"), may require Tenant to relocate from the Demised Premises to other premises of comparable size within the Building in order to permit Landlord to consolidate the Demised Premises with other adjoining space leased or to be leased to another tenant in or coming into the Building; provided, however, that in the event of delivery of any such Relocation Notice, Tenant, by written notice to Landlord given not later than thirty (30) days following Tenant's receipt of the Relocation Notice, may elect not to relocate to such other premises, and in lieu thereof, may terminate this Lease and Tenant shall thereafter vacate the Demised Premises no later than sixty (60) days after the expiration of such thirty (30) day period; provided, however, that if Tenant elects to so terminate this Lease, Landlord may, but shall not be required to, within ten (10) days after Landlord's receipt of Tenant's election to terminate, withdraw the Relocation Notice, in which event Tenant's termination of this Lease shall automatically be rendered null and void and this Lease shall continue in full force and effect. In the event of any such relocation, Landlord shall: (i) pay all the expenses of preparing and decorating the new premises so that such premises will be substantially similar to the Demised Premises; (ii) pay the expense of moving Tenant's furniture, furnishings, equipment, files and other personal property to the new premises; and (iii) pay the reasonable costs of replacing existing stocks of Tenant's letterhead, envelopes, billing statements and other stationery having Tenant's address thereon. Use and occupancy by Tenant of the new premises shall be under and pursuant to the same terms, conditions and provisions of this Lease and Tenant shall execute any and all amendments to this Lease as Landlord shall deem necessary to effectuate the provisions of this Paragraph.

         25. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Lease, other than The Rubenstein Brokerage Group, Inc. and Cushman & Wakefield ("Brokers"), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Brokers, employed or engaged by it or claiming to have been employed or engaged by it. Each of the Brokers is entitled to a leasing commission in connection with the making of this Lease, and Landlord shall pay such commission to each of the Brokers pursuant to a separate agreement between Landlord and each of the respective Brokers.

         26. Miscellaneous.

                  26.1. Certain Interpretations. The word "Tenant" as used in this Lease shall be construed to mean tenants in all cases whether there is more than one tenant (and in such case the liability of such tenants shall be joint and several), and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its successors and assigns, provided that this Lease shall not inure to the benefit of any assignee or successor of Tenant except upon the express written consent of Landlord as herein provided.

                  26.2. Partial Invalidity. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or to which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                  26.3. Governing Law. This Lease shall be governed in all respects by the laws of the Commonwealth of Pennsylvania.

                  26.4. Light and Air. This Lease does not grant any legal rights to "light and/or air" outside the Demised Premises nor any particular view or cityscape visible from the Demised Premises.

                  26.5. Recording. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant and Tenant shall remove immediately upon request by Landlord any improperly recorded copy of this Lease or memorandum of Lease.

         27. Quiet Enjoyment. Upon payment by Tenant of the rent and other sums provided herein and Tenant's observance and performance of the covenants, terms and conditions of this Lease to be observed and performed by Tenant, Tenant shall peaceably hold and quietly enjoy the Demised Premises for the term of this Lease without hindrance or obstruction by Landlord or any other person claiming by, through or under Landlord, subject to the terms and conditions of this Lease, and to any mortgage or ground lease which is superior to this Lease.

         28. Confidentiality. TENANT ACKNOWLEDGES AND AGREES THAT THE TERMS OF THIS LEASE AND THE NEGOTIATIONS WHICH LED TO THE EXECUTION OF THIS LEASE ARE CONFIDENTIAL IN NATURE. TENANT COVENANTS THAT, EXCEPT AS MAY BE REQUIRED BY LAW OR BY ANY LENDER IN CONNECTION WITH A CURRENT OR PROPOSED FINANCING FOR TENANT, TENANT SHALL NOT COMMUNICATE THE TERMS OR ANY OTHER ASPECT OF THIS TRANSACTION WITH, AND WILL NOT DELIVER ALL OR ANY PORTION OF THIS LEASE TO, ANY PERSON OR ENTITY OTHER THAN LANDLORD.

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Lease to be executed by their duly authorized representatives the day and year first above written.

WITNESS:                        LANDLORD:

                                OLS OFFICE PARTNERS, L.P.

                                By: TRC One Logan, L.L.C., its General Partner

                                     By: The Rubenstein Company, L.P., its sole
                                         member



    illegible                            By: illegible
---------------------                        -------------------------
                                             Authorized Signature


WITNESS:                        TENANT:

                                I-TRAX.COM


/s/Michael Green                By: /s/Gary Reiss
-----------------                   ------------------------------
                                    Name: Gary Reiss
                                         -------------------------
                                    Title: Chief Operating Officer
                                           -----------------------


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